EXHIBIT-10.A
PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of the 7th day of May, 2007 (the “Effective Date”) relates to the sale of the interests of the sole general partner and the limited partners of CRESCENT VILLAGE TOWNHOMES LIMITED PARTNERSHIP, an Ohio limited partnership (“Crescent Partnership”), EAGLE RIDGE TOWNHOMES LIMITED PARTNERSHIP, an Ohio limited partnership (“Eagle Partnership”), MEADOWBROOK APARTMENTS LIMITED PARTNERSHIP, an Ohio limited partnership (“Meadowbrook Partnership”), POST WOOD TOWNHOMES LIMITED PARTNERSHIP, an Ohio limited partnership (“PW1 Partnership”), POST WOOD TOWNHOMES II LIMITED PARTNERSHIP, an Ohio limited partnership (“PW2 Partnership”), and WILLOW BEND TOWNHOMES LIMITED PARTNERSHIP, an Ohio limited partnership (“Willow Partnership,” and with the Crescent Partnership, the Eagle Partnership, the Meadowbrook Partnership, the PW1 Partnership and the PW2 Partnership, sometimes individually referred to herein as a “Partnership” and collectively referred to herein as the “Partnerships”), and is entered into by and among JOINT DEVELOPMENT & HOUSING CORPORATION, an Ohio corporation (the “GP”), the general partner of each of the Partnerships, BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS II, A LIMITED PARTNERSHIP, a Massachusetts limited partnership, in its capacity as the Investor Limited Partner of the Meadowbrook Partnership and the Willow Partnership (“ITC2”), BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS III, A LIMITED PARTNERSHIP, a Massachusetts limited partnership, in its capacity as the Investor Limited Partner of the Crescent Partnership, the Eagle Partnership and the PW1 Partnership(“ITC3”), BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS IV, A LIMITED PARTNERSHIP, a Massachusetts limited partnership, in its capacity as the Investor Limited Partner of the PW2 Partnership, (“ITC4”; and with ITC2 and ITC3, sometimes collectively referred to herein as the “ILPs”) and SLP, INC., a Massachusetts corporation, in its capacity as the Special Limited Partner of the Partnerships (the “SLP”) (the GP, the ILPs and the SLP are sometimes collectively referred to herein as the “Sellers”), and ATLANTIC DEVELOPMENT GP HOLDING CORP., a Nebraska corporation (“GP Buyer”), and AMERICA FIRST LP HOLDING CORP., a Nebraska corporation (“LP Buyer”, and with GP Buyer, sometimes collective referred to herein as the “Buyers”).
1. Background; Certain Defined Terms.
     (A) Background.
     (1) The Partnerships are the owner of the following apartment developments:
     (i) a 90 unit apartment development commonly known as “Crescent Village Apartments” located at 5330 Crest Hill Drive in Cincinnati, Ohio and owned by the Crescent Partnership (the “Crescent Village Apartments”);
     (ii) a 64 unit apartment development commonly known as “Eagle Ridge Apartments” located at 114 Eagle Creek Drive in Erlanger, Kentucky and owned by the Eagle Partnership (the “Eagle Ridge Apartments”);

     (iii) a 118 unit apartment development commonly known as “Meadowview Apartments” located at 100 Meadow Trail Drive in Highland Heights, Kentucky and owned by the Meadowbrook Partnership (the “Meadowview Apartments”);
     (iv) a 92 unit apartment development commonly known as “Post Woods Apartments” located at 423 Post Woods Drive in Reynoldsburg, Ohio and owned by the PW1 Partnership (the “Post Woods Apartments”);
     (v) a 88 unit apartment development commonly known as “Post Woods II Apartments” located at 423 Post Woods Drive in Reynoldsburg, Ohio and owned by the PW2 Partnership (the “Post Woods II Apartments”); and
     (vi) a 92 unit apartment development commonly known as “Willow Bend Apartments” located at 1531 Whispering Willow Lane in Hilliard, Ohio and owned by the Willow Bend Partnership (the “Willow Bend Apartments,” and with the Crescent Village Apartments, Eagle Ridge Apartments, Meadowview Apartments, Post Woods I Apartments and Post Woods II Apartments sometimes collectively referred to herein as the “Apartments”).
          (2) In connection with their respective ownership of the Apartments, each Partnership respectively owns the following properties applicable to the Apartment development it owns (individually a “Property” and collectively, the “Properties”):
     (i) the tract or tracts of land described in Schedule 1 hereto and all related rights and appurtenances thereto (the “Land”);
     (ii) all buildings (collectively, if more than one, the “Buildings”), and all structures, parking areas, sidewalks, landscaping and other improvements located on the Land (collectively, the “Improvements”);
     (iii) all furniture, fixtures, equipment, machinery, building materials, supplies, inventory and other tangible property owned by the Partnerships and located on the Land listed in Schedule 2 hereto (collectively, the “Personalty”);
     (iv) all right, title, interest and estate of the Partnerships in, to and under all leases and rental agreements permitting occupancy or use of any apartment unit or other space in the Improvements listed in Schedule 3 hereto (collectively, “Leases”), all guaranties, if any, of Leases listed in Schedule 3 hereto, and all rents due under Leases (collectively, the “Rents”) from and after the Closing Date (as defined in Section 15 below); and
     (v) all right, title, interest and estate of the Partnerships in, to and under (a) all transferable permits, licenses, approvals, utility rights, development rights and similar rights related to the Properties, if any, whether granted by governmental authorities or private persons, (b) all telephone numbers now serving the Apartments, (c) all assignable warranties and guaranties covering all or any part of the Properties, (d) the name of the Apartments, excluding warranties and guaranties provided by any affiliate of Seller (collectively, the “Intangibles”) and (e) all Service Contracts hereto which Buyer notifies

Seller that it elects to assume or waives the right to reject, pursuant to the terms of this Agreement.
     (3) GP desires to cause GP Buyer to be admitted as general partner of each Partnership and to resign as the general partner of each Partnership, and GP Buyer desires to be admitted as general partner of each Partnership.
     (4) ITC2 and SLP each desire to cause LP Buyer to be admitted as a limited partner of Meadowbrook Partnership and Willow Partnership and to resign as the limited partners of such Partnerships, and LP Buyer desires to be admitted as limited partner of such Partnerships.
     (5) ITC3 and SLP each desire to cause LP Buyer to be admitted as a limited partner of Crescent Partnership, Eagle Partnership and PW1 Partnership and to resign as the limited partners of such Partnerships, and LP Buyer desires to be admitted as limited partner of such Partnerships.
     (6) ITC4 and SLP each desire to cause LP Buyer to be admitted as a limited partner of PW2 Partnership and to resign as the limited partners of such Partnership, and LP Buyer desires to be admitted as limited partner of such Partnership.
     (B) Defined Terms. As may be applicable, terms are defined herein in the first section of use. In addition, certain other terms used in this Agreement are defined as follows:
     “Business Day” means any day of the week other than a Saturday, Sunday or a legal holiday in the jurisdiction in which the Land is located, and any time of day for performance hereunder shall refer to the local time on such day, in the time zone in which the Land is located.
     “Buyers’ Agent” shall mean America First Real Estate Group, LLC.
     “Designated Employee” shall mean Linda Ekersley, an employee of TPAMC.
     “Environmental Law” means any law relating to the protection of the environment or, to the extent related to environmental conditions, human health or safety, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; and similar laws of the State.
     “Hazardous Materials” means (a) any substance that constitutes hazardous materials, hazardous waste or toxic waste within the meaning of any Environmental Law or that otherwise is subject to regulation under any Environmental Law and (b) regardless of whether it is so classified, any radioactive material, radon, asbestos, any medical waste, polychlorinated biphenyls (PCB’s), lead-based paint, urea formaldehyde foam insulation and petroleum or petroleum derivatives.
     “Sellers’ Agent” shall mean the GP.

     “Service Contracts” means all contracts to which the Partnerships are a party relating to the operation, maintenance or management of the Properties, including any agreements for electric, gas, telephone, cable television, security alarm monitoring, sewer, trash collection or similar services, supply contracts, and leasing brokerage agreements as listed in Schedule 4 hereto.
     “State” means the State of Ohio with respect to Crescent Village Apartments, Eagle Ridge Apartments Post Woods I Apartments, Post Woods II Apartments and Willow Bend Apartments, and the Commonwealth of Kentucky with respect to Meadowview Apartments.
     “State Agency” means, with respect to Crescent Village Apartments, Eagle Ridge Apartments Post Woods I Apartments, Post Woods II Apartments and Willow Bend Apartments, the Ohio Department of Development and, with respect to Meadowview Apartments, the Kentucky Housing Corporation.
     “TPAMC” means Towne Properties Asset Management Company, Ltd., an Ohio limited liability company, which is the property manager for each of the Apartments.
     “Transaction” means the transfer of the Partnership Interests contemplated by this Agreement.
1. Agreement to Purchase and to Sell.
     (A) Admission and Withdrawal; Conveyance of Partnership Interests. In consideration of the Deposit (as defined in Section 4(B) below) and the Purchase Price (as defined in Section 3 below), and for $100.00 paid by Buyers to Sellers herewith and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Buyers and Sellers, intending to be legally bound, hereby agree as follows:
     (1) Interests in Crescent Partnership. Upon the Closing (as herein defined), subject to the terms and conditions herein set forth, GP shall cause GP Buyer (or its assignee) to be admitted as the sole general partner of Crescent Partnership and LP Buyer to be admitted as the sole limited partner of Crescent Partner, and GP Buyer agrees to become the general partner of Crescent Partnership and LP Buyer agrees to become the limited partner of Crescent Partnership. In addition, concurrently with GP Buyer’s admission as the general partner of Crescent Partnership, GP shall resign as the general partner of Crescent Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, GP Buyer shall become the sole general partner of Crescent Partnership. (To the extent legally necessary, GP Buyer and GP may be co-general partners for one instant.) Upon the Closing, GP shall be deemed to have transferred to GP Buyer 100% of its Percentage Interest in Crescent Partnership. In addition, concurrently with LP Buyer’s admission as the limited partner of Crescent Partnership, both ITC3 and the SLP shall resign as the limited partners of Crescent Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, LP Buyer shall become the sole limited partner of Crescent Partnership. (To the extent legally necessary, LP Buyer and ITC3 may be co-limited partners for one instant.) Upon the Closing, ITC3 and SLP shall each be deemed to have transferred to LP Buyer 100% of their respective Percentage Interests in Crescent Partnership.
     (2) Interests in Eagle Partnership. Upon the Closing (as herein defined), subject to the terms and conditions herein set forth, GP shall cause GP Buyer (or its assignee) to be admitted as the sole general partner of Eagle Partnership and LP Buyer to be admitted as the sole limited partner of Eagle Partner, and GP Buyer agrees to become the general partner of Eagle Partnership and LP Buyer agrees to become the limited partner of Eagle Partnership. In addition, concurrently with GP Buyer’s admission as the general partner of Eagle Partnership, GP shall resign as the general partner of Eagle Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, GP Buyer shall become the sole general partner of Eagle Partnership. (To the extent legally necessary, GP Buyer and GP may be co-general partners for one instant.) Upon the Closing, GP shall be deemed to have transferred to GP Buyer 100% of its Percentage Interest in Eagle Partnership. In addition, concurrently with LP Buyer’s admission as the limited partner of Eagle Partnership, both ITC3 and the SLP shall resign as the limited partners of Eagle Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, LP Buyer shall become the sole limited partner of Eagle Partnership. (To the extent legally necessary, LP Buyer and ITC3 may be co-limited partners for one instant.) Upon the Closing, ITC3 and SLP shall each be deemed to have transferred to LP Buyer 100% of their respective Percentage Interests in Eagle Partnership.
     (3) Interests in Meadowbrook Partnership. Upon the Closing (as herein defined), subject to the terms and conditions herein set forth, GP shall cause GP Buyer (or its assignee) to be admitted as the sole general partner of Meadowbrook Partnership and LP Buyer to be admitted as the sole limited partner of Meadowbrook Partner, and GP Buyer agrees to become the general partner of Meadowbrook Partnership and LP Buyer agrees to become the limited partner of Meadowbrook Partnership. In addition, concurrently with GP Buyer’s admission as the general partner of Meadowbrook Partnership, GP shall resign as the general partner of Meadowbrook Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, GP Buyer shall become the sole general partner of Meadowbrook Partnership. (To the extent legally necessary, GP Buyer and GP may be co-general partners for one instant.) Upon the Closing, GP shall be deemed to have transferred to GP Buyer 100% of its Percentage Interest in Meadowbrook Partnership. In addition, concurrently with LP Buyer’s admission as the limited partner of Meadowbrook Partnership, both ITC2 and the SLP shall resign as the limited partners of Meadowbrook Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, LP Buyer shall become the sole limited partner of Meadowbrook Partnership. (To the extent legally necessary, LP Buyer and ITC2 may be co-limited partners for one instant.) Upon the Closing, ITC2 and SLP shall each be deemed to have transferred to LP Buyer 100% of their respective Percentage Interests in Meadowbrook Partnership.
     (4) Interests in PW1 Partnership. Upon the Closing (as herein defined), subject to the terms and conditions herein set forth, GP shall cause GP Buyer (or its assignee) to be admitted as the sole general partner of PW1 Partnership and LP Buyer to be admitted as the sole limited partner of PW1 Partner, and GP Buyer agrees to become the general partner of PW1 Partnership and LP Buyer agrees to become the limited partner of PW1 Partnership. In addition, concurrently with GP Buyer’s admission as the general partner of PW1 Partnership, GP shall resign as the general partner of PW1 Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, GP Buyer shall become the sole general partner of PW1 Partnership, (To the extent legally necessary, GP Buyer and GP may be co-general partners for one instant.) Upon the Closing, GP shall be deemed to have transferred to GP Buyer 100% of its Percentage Interest in PW1 Partnership. In addition, concurrently with LP Buyer’s admission as the limited partner of PW1 Partnership, both ITC3 and the SLP shall resign as the limited partners of PW1 Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, LP Buyer shall become the sole limited partner of PW1 Partnership. (To the extent legally necessary, LP Buyer and ITC3 may be co-limited partners for one instant.) Upon the Closing, ITC3 and SLP shall each be deemed to have transferred to LP Buyer 100% of their respective Percentage Interests in PW1 Partnership.
     (5) Interests in PW2 Partnership. Upon the Closing (as herein defined), subject to the terms and conditions herein set forth, GP shall cause GP Buyer (or its assignee) to be admitted as the sole general partner of PW2 Partnership and LP Buyer to be admitted as the sole limited partner of PW2 Partner, and GP Buyer agrees to become the general partner of PW2 Partnership and LP Buyer agrees to become the limited partner of PW2 Partnership. In addition, concurrently with GP Buyer’s admission as the general partner of PW2 Partnership, GP shall resign as the general partner of PW2 Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, GP Buyer shall become the sole general partner of PW2 Partnership. (To the extent legally necessary, GP Buyer and GP may be co-general partners for one instant.) Upon the Closing, GP shall be deemed to have transferred to GP Buyer 100% of its Percentage Interest in PW2 Partnership. In addition, concurrently with LP Buyer’s admission as the limited partner of PW2 Partnership, both ITC4 and the SLP shall resign as the limited partners of PW2 Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, LP Buyer shall become the sole limited partner of PW2 Partnership. (To the extent legally necessary, LP Buyer and ITC4 may be co-limited partners for one instant.) Upon the Closing, ITC4 and SLP shall each be deemed to have transferred to LP Buyer 100% of their respective Percentage Interests in PW2 Partnership.
     (6) Interests in Willow Partnership. Upon the Closing (as herein defined), subject to the terms and conditions herein set forth, GP shall cause GP Buyer (or its assignee) to be admitted as the sole general partner of Willow Partnership and LP Buyer to be admitted as the sole limited partner of Willow Partner, and GP Buyer agrees to become the general partner of Willow Partnership and LP Buyer agrees to become the limited partner of Willow Partnership. In addition, concurrently with GP Buyer’s admission as the general partner of Willow Partnership, GP shall resign as the general partner of Willow Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, GP Buyer shall become the sole general partner of Willow Partnership. (To the extent legally necessary, GP Buyer and GP may be co-general partners for one instant.) Upon the Closing, GP shall be deemed to have transferred to GP Buyer 100% of its Percentage Interest in Willow Partnership. In addition, concurrently with LP Buyer’s admission as the limited partner of Willow Partnership, both ITC2 and the SLP shall resign as the limited partners of Willow Partnership, which resignation shall be effective on the Closing, and effective upon such resignation, LP Buyer shall become the sole limited partner of Willow Partnership. (To the extent legally necessary, LP Buyer and ITC2 may be co-limited partners for one instant.) Upon the Closing, ITC2 and SLP shall each be deemed to have transferred to LP Buyer 100% of their respective Percentage Interests in Willow Partnership.
     (B) Results of Admission of Buyers into Partnerships.
     (1) Upon Buyers’ respective admission as the partners of the applicable Partnerships, Buyers shall have:
     (i) all of the respective powers and rights of the general partner and the limited partner, as the case may be, of each of the Partnerships;
     (ii) all of the rights of the general partner and limited partners of the Partnerships, respectively, to their respective capital accounts, allocations of profits, losses, and distributions of cash, including any proceeds from a sale or refinancing of Partnership assets;
     (iii) all of the rights of the general partner and limited partners of the Partnerships in and to any other distributions that may be made on account of the partners therein, from and after the Closing, including, without limitation, distributions relating to a return of capital, and distributions made after the Closing but declared prior to the Closing, or from which the proceeds were generated prior to the Closing.
     (2) As a result of its admission of GP Buyer as the general partner of each Partnership, GP Buyer shall assume all obligations and liabilities of the general partner of the Partnerships accruing from and after the Closing. GP Buyer shall not, however, be deemed to assume any obligations of GP in its capacity as general partner of the Partnerships accruing prior to the Closing.
     (3) The admission as GP Buyer as the general partner of each Partnership, the admission of LP Buyer as the limited partner of each Partnership, the conveyance of the Partnership Interests and the withdrawal of Sellers as the partners of the Partnership, shall have no effect on the ownership of the Apartments and the Properties by the respective Partnerships, each of which shall continue to own fee simple title to each of the respective Apartments and Properties as set forth in Section 1(A) above. Notwithstanding the foregoing, the admission of the Buyers as the partners of the Partnerships shall not create any right, title or interest in Buyers with respect to any of the following, all of which will remain or become the exclusive property of the Sellers:
     (i) “Sellers’ Earned Tax Credits” (as defined in Section 8 below):

     (ii) non-transferable deposits such as utility deposits;
     (iii) payments made under any insurance policies covering the Properties in connection with matters occurring, and claims made, prior to the Closing Date, regardless when paid (subject, however, to the terms of Section 9 below);
     (iv) all reserves established by the Partnerships or their lenders in connection with the Properties, including without implied limitation, repairs, capital expenditure reserves and operating deficit reserves, and any guaranties with respect to same;
     (v) All recoveries derived from the governmental proceedings or lawsuits, if any, referred to in Schedule 5 hereto, regardless of when made;
     (vi) All of the Partnerships’ cash accounts; and
     (vii) Any other information or materials that are reasonably considered by Sellers to be proprietary in nature (including, without implied limitation, operational materials, business plans and reports, computer software of any kind, training manuals, legal manuals, security and loss prevention materials and the like).
3. Purchase Price.
     (A) Purchase Price. The purchase price to be paid by Buyers to purchase Sellers’ interest in the Partnerships (the “Partnership Interests”) in cash is Twenty-Four Million Nine Hundred Thousand and 00/100 Dollars ($24,900,000.00)(the “Purchase Price”), which shall be allocated to the Partnership Interests for each Partnership as follows:
     (1) Crescent Village Partnership — Four Million Eight Hundred Thousand and 00/100 Dollars ($4,800,000.00) (the “Crescent Village Purchase Price”);
     (2) Eagle Ridge Partnership — Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000.00) (the “Eagle Ridge Purchase Price”);
     (3) Meadowview Partnership — Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($5,750,000.00) (the “Meadowview Purchase Price”);
     (4) Post Woods I Partnership — Three Million Nine Hundred Fifty Thousand and 00/100 Dollars ($3,950,000.00) (the “Post Woods I Purchase Price”);
     (5) Post Woods II Partnership — Three Million Nine Hundred Fifty Thousand and 00/100 Dollars ($3,950,000.00) (the “Post Woods II Purchase Price”); and
     (6) Willow Bend Partnership — Three Million Seven Hundred Thousand and 00/100 Dollars ($3,700,000.00) (the “Willow Bend Purchase Price”).

     (B) Adjustments to the Purchase Price. The Purchase Price shall be adjusted by the following amounts:
     (1) Lease Security Deposits. Buyers will be entitled to a credit against the Purchase Price, allocable to the Partnership Interests for the applicable Partnership, for all refundable deposits under Leases paid by tenants (collectively, “Security Deposits”) held by the Partnerships in their respective accounts as of the Closing Date. Nonrefundable deposits by tenants will not be credited against the Purchase Price.
     (2) Prepaid Rent. Buyers shall be entitled to a credit against the Purchase Price, allocable to the Partnership Interests for the applicable Partnership, for all prepaid rents as of the Closing Date.
     (3) Past Due Rent. Rents delinquent as of the Closing Date will, upon receipt after the Closing Date, be applied first against Rents attributable to the period before the Closing Date, until all of such Rents have been collected, and then to Rents attributable to the period after the Closing Date. GP Buyer will cause the applicable Partnership to remit to Sellers’ Agent any Rents collected by such Partnership that are allocable to the period before the Closing Date. GP Buyer will cause each Partnership to use commercially reasonable efforts to collect any of its Rents delinquent as of the Closing Date.
     (4) Payables. Amounts of Partnerships’ trade payables, current year property and other ad valorem taxes and service contracts shall be prorated between Sellers and Buyers as of the Closing Date and Buyers shall be entitled to a credit for unpaid amounts for periods prior to the Closing Date and Sellers shall be entitled to a credit for amounts prepaid for periods beginning with the Closing Date and thereafter.
     (C) Financing. GP Buyer and LP Buyer each assume full responsibility to obtain the funds required for settlement of the Transaction by it at Closing. All costs and expenses incurred in connection with any financing of the acquisition of the Partnership Interests by a Buyer pursuant to this Agreement shall be solely the responsibility of respective Buyer.
4. Independent Contract Consideration; Deposit.
     (A) Independent Contract Consideration. In addition to delivering the Deposit as specified immediately below, Buyers shall, concurrently with its execution hereof, deliver to Sellers’ Agent a check in the amount of $100.00, which amount Sellers and Buyers expressly acknowledge and agree has been bargained for as consideration for Sellers’ execution and delivery of this Agreement and Buyers’ right to conduct its due diligence investigation of the Partnerships pursuant to the terms hereof. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.
     (B) Deposit; Opening of Escrow. The Transaction will be completed through an escrow (the “Escrow”) to be opened with Chicago Title Insurance Company (“Escrow Agent”). The Escrow will be opened by 5:00 p.m. no later than the second Business Day following the Effective Date, by Buyers delivering to Escrow Agent cash in the amount of Three Hundred

Thousand and 00/100 Dollars ($300,000.00) (the “Deposit”, which term will also included, as the context requires, any “Extension Deposit” as that term is defined in Section 15(A) below) and a copy of this Agreement, as fully executed by each Buyer, with the independent consideration as set forth in Subsection (A) above. If the Deposit is not received by Escrow Agent in a timely manner as provided herein, Sellers’ Agent shall have the right to terminate this Agreement upon written notice to Buyers’ Agent thereof, after which no party shall have any further obligations hereunder, except for those which are specifically provided to survive the termination of this Agreement.
     (C) Non-Refundable. Except as otherwise expressly provided in this Agreement, the Deposit shall become non-refundable to Buyer upon the expiration of the Feasibility Period (as defined in Section 5(B) below).
     (D) Interest. All funds received from or for the account of Buyers shall be deposited by the Escrow Agent in an interest-bearing account with a federally insured state or national bank. All interest accrued on the Deposit shall become part of the Deposit. All interest earned on the Deposit shall be reported by the depository to the IRS, and to any other taxing authority with jurisdiction (if any) over the interest, as income of the party ultimately entitled to the Deposit. Sellers and Buyers, as appropriate, shall promptly execute all forms reasonably required by the other party or the Escrow Agent to effectuate the intent of this Section 4(D), including IRS Form W-9. In the case of a termination permitted this Agreement, interest on the Deposit shall be paid to the party who receives the Deposit. If the Transaction is consummated, interest on the Deposit shall be applied as a Buyer credit to the Purchase Price.
     (E) Additional Escrow Provisions. The Buyers and Sellers have mutually requested that the Escrow Agent act as escrow agent for the purpose of holding the Deposit in accordance with the terms of this Agreement. The Deposit shall be released or delivered to the parties entitled thereto pursuant to this Agreement with reasonable promptness after the Escrow Agent shall have received notice: (a) from Sellers’ Agent and Buyers’ Agent authorizing release of the Deposit, (b) from Buyers’ Agent at any time on or prior to the Feasibility Period expiration, or (c) on the occurrence of either of the following events: (i) the Closing, at which time the Deposit shall be paid to Sellers and applied to the Purchase Price; or (ii) the receipt by the Escrow Agent of a written notice from either Seller’s Agent or Buyers’ Agent stating that an event has occurred under this Agreement entitling the party delivering such notice to the Deposit, whereupon the Escrow Agent shall deliver written notice (the “Default Notice”) thereof to the other parry’s agent and, unless such other party’s agent shall have delivered a written notice of objection to the Escrow Agent within ten (10) days following receipt by such other party of the Default Notice, the Escrow Agent shall deliver the Deposit to the party initially requesting the Deposit.
     (1) The Escrow Agent is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement, and shall not be responsible or liable in any manner whatsoever for the sufficiency, manner of execution, or validity of any written instructions, certificates or any other documents received by it, nor as to the identity, authority or rights of any persons executing the same. The Escrow Agent shall be entitled to rely at all times on instructions given by Sellers’ Agent and/or Buyers’ Agent, as the case may be and as required hereunder, without any necessity of verifying the authority therefor.

     (2) The Escrow Agent shall not at any time be held liable for actions taken or omitted to be taken in good faith and without negligence. Sellers and Buyers agree to save and hold the Escrow Agent harmless and indemnity the Escrow Agent from any loss and from any claims or demands arising out of its actions hereunder other than any claims or demands arising from the Escrow Agent’s negligence or wilful misconduct.
     (3) It is further understood by Sellers and Buyers that if, as a result of any disagreement between them or adverse demands and claims being made by any of them upon the Escrow Agent, or if the Escrow Agent otherwise shall become involved in litigation with respect to this Agreement, the Escrow Agent may deposit the Deposit with a court of competent jurisdiction and/or in accordance with the order of a court of competent jurisdiction and in any such event, Sellers and Buyers agree that they, jointly and severally, are and shall be liable to the Escrow Agent and shall reimburse the Escrow Agent on demand for all costs, expenses and reasonable counsel fees it shall incur or be compelled to pay by reason of any such litigation. Sellers, as a group, and Buyers, as a group, agree between themselves that each group shall be responsible to advance one-half of all amounts due the Escrow Agent pursuant to this Section 4, provided that any such advance by Sellers or Buyers as a result of any dispute or litigation between them shall be without prejudice to its right to recover such amount as damages from the breaching party.
     (4) In taking or omitting to take any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper, or other document believed by it to be genuine, or upon evidence deemed by it to be sufficient, and in no event shall the Escrow Agent be liable hereunder for any act performed or omitted to be performed by it hereunder in the absence of negligence or bad faith. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith and without negligence in accordance with the advice of such counsel.
     (5) The Escrow Agent shall have no right or obligation to approve any amendment to this Agreement unless such amendment purports to affect the Escrow Agent’s rights or obligations hereunder.
5. Feasibility Period.
     (A) Sellers’ Materials. As an accommodation to Buyers’ due diligence, Sellers’ Agent shall deliver, within five (5) days after the Effective Date, the following due diligence materials relating to the Properties or the Partnerships to Buyers’ Agent (or in the case of certain items such as those under (2) (tenant leases, correspondence and credit information) below, make available for Buyers’ Agent’s inspection and copying at the Apartments), to the extent not already delivered, and provided that same are in Sellers’ Agent’s actual possession or reasonable control:
     (1) Copies of the Partnership Agreements for each of the Partnerships and any amendments thereto;

     (2) Copies of the Certificate of Limited Partnership filed with the Ohio Secretary of State for each of the Partnerships and any amendments thereto;
     (3) Copies of the financial statements for the Partnerships for each of the three years ended December 31, 2006 and year-to-date financial statements for 2007;
     (4) Copies of the federal tax returns for the Partnerships for the last 10 years;
     (5) Current rent roll. The tenant leases, tenant correspondence, and tenant credit information will be made available to Buyers for review on-site at each of the Apartments;
     (6) Certificates of occupancy;
     (7) Contracts, service agreements, and files pertaining to the Apartments;
     (8) Real estate tax billings and assessments for the most recent tax year;
     (9) Insurance and claims documentation;
     (10) To the extent in Sellers’ possession, all existing warranties and guarantees from architects, contractors, and material and equipment suppliers, all of which would be assigned to Purchaser other than those from affiliates of any Seller;
     (11) To the extent in Sellers’ possession, any existing title information, surveys, environmental Phase I report, engineering reports, soil, radon, asbestos, hazardous substance, termite, or other tests, studies, or reports;
     (12) Itemized inventory of all personal property;
     (13) Listing of capital improvements made at the Apartments over the preceding three years;
     (14) A list of any material structural or mechanical deficiencies with respect to the Improvements known to Sellers;
     (15) The Form 8609s for each building with respect to the Apartments; any correspondence to or from the State Agencies with respect to the Apartments, including, but not limited to, original applications for LIHTC Carryover Allocation and applications for issuance of Form 8609s and cost certification; any correspondence to or from the IRS with respect to the Apartments; and the extended low-income housing commitments filed pursuant to Section 42(h)(6) of the Code with respect to the Apartments;
     (16) A summary of all debts of the Partnerships, whether secured or unsecured, and copies of all documentation with respect to such debts.
     Within the Feasibility Period, Buyers’ Agent shall have a right to request and obtain from Sellers’ Agent within a reasonably prompt period following such request, any additional,

non-proprietary due diligence materials concerning the Properties or the Partnerships which are in Sellers’ actual possession. Sellers shall also make their employees, and employees of TPAMC, reasonably available to Buyers for purposes of conducting their due diligence.
     Buyers acknowledges that all materials made available by Sellers and their affiliates or any officer, director, trustee, agent, employee or other person acting or purporting to act on behalf of Sellers or any of their affiliates, including the materials described in this Section 5(A), are provided to Buyers solely as an accommodation to Buyers’ own due diligence and investigations, and without representation or warranty as to the accuracy or completeness thereof or sufficiency for the purposes for which Buyer uses such materials, except as otherwise specifically stated herein.
     (B) Feasibility Period. Buyers shall have until 5:00 p.m. on the sixtieth (60th) day after the Effective Date (the “Feasibility Period”) to conduct their due diligence investigation of the Properties and determine if Buyers wishes to proceed with the Transaction. Buyers may terminate their obligation to complete the Transaction at any time during the Feasibility Period if Buyers’ Agent, in its sole discretion, is not satisfied with the Properties or any matter relating to the Properties or the Partnerships. Buyers may exercise their right under this Section 5(B) to terminate the Transaction by delivering written notice enclosing Buyers’ Reports (as defined in Section 5(D)) to Sellers’ Agent at any time within the Feasibility Period, in which event the Deposit shall be refunded to Buyers. If Buyers fail to deliver their notice of termination on or before the expiration date of the Feasibility Period, Buyers shall be deemed to have elected to complete the Transaction, and the Deposit shall become nonrefundable as provided in Section 4 above. If Buyers fail to deliver the Buyers’ Reports to Sellers Agent as aforesaid, then the Escrow Agent shall pay the Deposit to Sellers on the next Business Day.
     (C) Inspections. Buyers’ Agent and its representatives, consultants and contractors may enter upon the Properties after reasonable advance notice to Sellers’ Agent (which shall be no less than 48 hours) and make such inspections and tests regarding the Properties as Buyers’ Agent deems necessary or desirable, subject to rights of tenants to exclude or limit such inspections and tests. Buyers’ Agent shall obtain the approval of Sellers’ Agent before undertaking any intrusive, destructive or invasive testing or any soil borings, which approval Sellers’ Agent agrees not to unreasonably withhold or delay. Damages to the Properties resulting from any inspection or testing conducted by or at the direction of Buyers’ Agent will be repaired by Buyers so that the Properties is restored to its condition as of the Effective Date. Buyers shall indemnify, defend and hold harmless the Partnerships and Sellers and the Partnerships’ property manager against any claim arising out of activities conducted at the Properties by Buyers’ Agent and its representatives, consultants and contractors and related damage, liability, obligation, claim, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including reasonable fees and disbursements of attorneys and other professionals and court costs). If the results of any of Buyers’ Agent investigations trigger a reporting requirement to a governmental authority pursuant to applicable law, then prior to any such reporting, Buyers’ Agent shall give advance written notice to Sellers’ Agent and shall allow Sellers and the Partnerships to participate in any such reporting. The indemnification provision in this subsection shall survive the termination of this Agreement.

     (D) Reports. As a condition to receiving a refund of its Deposit upon Sellers exercising their right to terminate the Transaction under Section 5(B) above or any other circumstance permitted by this Agreement, Buyers’ Agent shall deliver to Sellers’ Agent a copy of each third party report or material (e.g., environmental, engineering, survey, market feasibility) (collectively, the “Buyers’ Reports”) obtained in connection with the Properties; provided, however, that if there is a material uncured default of Sellers at the time Buyers exercises their termination right as aforesaid, then Buyers’ Agent shall not have the obligation to deliver the Buyers’ Reports.
     (E) Buyers’ Approvals: State Agency Approval. Buyers shall have the obligation, at their cost, to promptly following the Effective Date and within the Feasibility Period, to use their commercially reasonable efforts to seek the approval of the State Agency for the Transaction. Sellers shall use commercially reasonable efforts to cooperate with Buyers’ Agent in connection with obtaining such State Agency approval, and Sellers shall bear their own costs of such cooperation. Buyers’ Agent shall keep Seller’s Agent apprised of all such efforts and shall promptly notify Sellers’ Agent upon the approval or disapproval of the State Agency (the time for such all such approvals or disapprovals may in no event extend beyond the Feasibility Period). All of the approvals which Buyers intend to seek for the Transaction are set forth on Schedule 6 hereto. In the event any such approval is not obtained, and cannot be obtained, during the Feasibility Period due to circumstances beyond the control of the Buyers, this Agreement shall terminate and the Deposit shall be returned to the Buyers unless the parties mutually agree otherwise. In the event the parties mutually agree to extend the time for obtaining any State Agency approval, the Deposit shall remain in escrow and, in the event such approval is not obtained, and cannot be obtained, during the extended period due to circumstances beyond the control of the Buyers, this Agreement shall terminate and the Deposit shall be returned to the Buyers.
     (F) Service Contracts. On or before the tenth (10th) day following the commencement of the Feasibility Period, Buyers’ Agent shall notify Sellers’ Agent in writing as to which, if any, of the Service Contracts Buyers will want the Partnerships to maintain if the Closing Date occurs. As to all other Service Contracts, the applicable Partnership shall notify the applicable vendors that such contracts are terminated as of the Closing Date.
6. Title and Survey.
     (A) Within five (5) days of the Effective Date, Sellers’ Agent shall provide Buyers’ Agent with a copy of each of the owner’s title insurance policy (the “Title Policies”) currently in effect with respect to each of the Partnerships, which reflect the Partnership, as the insured, and the Land component of each of the Properties, as the insured parcel. Buyers shall obtain, at Buyers’ cost, an updated title commitment (the “Title Report”) and any update to the existing survey (the “Survey”) that Buyers desire. Buyers’ Agent shall promptly (i) examine the Title Report, and (ii) the Survey and notify Sellers’ Agent in writing of its approval of or its objections to any exceptions in the Title Report or matters reflected in the Survey which are not Permitted Exceptions (as hereinafter defined). Exceptions which are (a) approved by Buyers’ Agent, or (b) to which Buyers’ Agent does not object in its notice, or (c) related to the Tax Credits and the Tax Credits Documents or (d) which do not materially interfere with the use of the Properties for affordable multi-family housing shall be “Permitted Exceptions.” Any other exceptions to title or Survey matters to which Buyers’ Agent objects shall be “Disapproved Exceptions.” If Buyers’ Agent fails to so notify Sellers’ Agent of Buyers’ Agent’s objection to or approval of any exceptions to title set forth in the Title Report or matters shown on the Survey prior to the expiration of the Feasibility Period, then Buyers shall be deemed to have approved the Title Report or the Survey, as the case may be, and shall only have title or Survey rights with respect to New Exceptions (as defined below).
     (B) If Buyers’ Agent delivers its notice of Disapproved Exceptions in accordance with the foregoing Subsection (A), then Sellers’ Agent shall notify Buyers’ Agent in writing within three (3) Business Days whether Sellers elect to remove the same from the title to the Properties. Sellers shall have no obligation to remove any Disapproved Exception, except as provided below with respect to Monetary Liens (as hereinafter defined). Unless Sellers agree to remove all Disapproved Exceptions, Buyers’ Agent shall elect, in a written notice delivered to Sellers’ Agent, within three (3) Business Days of its receipt of Sellers’ notice, either (i) to waive its objection to all Disapproved Exceptions (except any Disapproved Exception that Sellers have agreed to remove), in which case those Disapproved Exceptions covered by the waiver shall become Permitted Exceptions, (ii) terminate Buyers’ obligation to complete the Transaction as to the Partnership owning the Property which Buyers’ Agent delivered the notice of Disapproved Exceptions or (iii) terminate Buyers’ obligation to complete the Transaction and recover the Deposit. If Buyers’ Agent fails to deliver such notice, Buyers will be deemed to have waived their objection to such Disapproved Exceptions, and shall only have title of Survey rights with respect to New Exceptions (as defined below). If Sellers agree to remove any Disapproved Exception and then are unable or fail to remove such Disapproved Exceptions prior to the Closing Date, the provisions of Subsection 5(D) below shall apply. Notwithstanding the foregoing, Sellers shall cause all monetary liens and encumbrances, including any mortgages, and real estate taxes and assessments due (“Monetary Liens”) on all or any part of the Properties to be (i) in the case of a voluntary Monetary Lien, satisfied and, as applicable, discharged of record upon the Closing Date or pursuant to prior written arrangements with the holder of any such voluntary Monetary Lien for the discharge to occur following the Close Date in accordance with local real estate practice; and (ii) in the case of an involuntary Monetary Lien, at Sellers’ Agent’s election, either (a) satisfied as aforesaid or (b) bonded over to permit the Title Policy to be issued without exception therefor.
     (C) If any exception to title to the Properties not shown on the Title Report (or any matter not Survey) originated subsequent to the date of the Title Report or the Survey, respectively, and is discovered prior to the Closing Date, and is not a Permitted Exception (“New Exceptions”), then Sellers’ Agent shall immediately give written notice to Buyers’ Agent and Escrow Agent of each such New Exception. Buyers’ Agent shall, within two (2) Business Days of receiving such notice, provide written notice to Sellers’ Agent and Escrow Agent of any New Exceptions which Buyers’ Agent (i) approves, and such approved New Exceptions shall be deemed to be Permitted Exceptions, and/or (ii) disapproves, and such disapproved New Exceptions shall thereupon be deemed to be Disapproved Exceptions. Any New Exception which becomes a Disapproved Exception pursuant to this Section 6 shall be handled in accordance with the notice provisions and within the number of days in the time frames established in Section 6(B) above; provided, however, that if the Closing Date is within five (5) days after the date a New Exception becomes a Disapproved Exception pursuant to this

Subsection, then the Closing shall be adjourned for a period not to exceed fifteen (15) days for the purposes of handling such Disapproved Exceptions in accordance with Section 6(B).
     (D) If, on or prior to the Closing Date, Sellers fail or are unable to cure or remove the Disapproved Exceptions that pursuant to the terms of this Agreement that Sellers are obligated to remove from the title to the Properties, then, Sellers shall have no liability under this Agreement therefor, but Buyers’ Agent may promptly notify Sellers’ Agent that Buyers have elected to (i) deem all such Disapproved Exceptions to be Permitted Exceptions and proceed with the Closing Date with no adjustment to the Purchase Price, (ii) or not proceed with the Closing Date on account of such Disapproved Exceptions in which case the Deposit shall be returned to the Buyers or (iii) not proceed with the Closing Date on account of such Disapproved Exceptions with respect to Partnership owning the affected Property in which case the Deposit will be applied to Purchase Price for the Partnership Interests in the remaining Partnerships.
7. Representations and Warranties; Disclaimer.
     (A) Sellers’ Representations and Warranties. In order to induce Buyers to enter into this Agreement and to complete the Transaction, Sellers represent and warrant to Buyers that, as of the Effective Date:
     (1) GP is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each ILP is a limited partnership duly organized, validly existing and in good standing under the laws of Massachusetts. SLP is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts.
     (2) Each Partnership is a limited partnership duly organized and validly existing under the laws of the State of Ohio. Each Partnership has the partnership power and authority to carry on its business as it is now being conducted and to own all of its properties and assets, including the Apartments. Each of the Partnerships owning a property in Kentucky is duly qualified to do business as a foreign limited partnership, and is in good standing, in Kentucky.
     (3) Each Seller has the authority to enter into this Agreement, to perform its obligations under this Agreement and to complete the Transaction as contemplated by this Agreement. Each Seller has taken all partnership or corporate action necessary to authorize the execution and delivery of this Agreement, the performance by such Seller of its obligations under this Agreement, and the completion of the Transaction as contemplated by this Agreement. This Agreement has been duly executed and delivered by each Seller and constitutes a valid, binding and enforceable obligation of each Seller, subject to bankruptcy and other debtor relief laws and principles of equity. The entry into this Agreement by each Seller, and the performance of such Seller’s obligations hereunder does not violate the organizational documents of such Seller or any agreement to which it is a party or any governmental or court order or ruling applicable to such Seller.

     (4) As of the Closing Date, Sellers will own all of the Partnership Interests in the Partnerships free and clear of any liens, and the Partnership Interests are not subject to any outstanding agreements to sell or options to purchase.
     (5) The rent roll attached as Schedule 3 hereto is complete and accurate.
     (6) Except as disclosed in Schedule 4, there are no management contracts or Service Contracts related to the operation of the Apartments.
     (7) Except as disclosed in Schedule 5 hereto, there is no action, suit, proceeding, or investigation pending or, to the actual knowledge of Sellers, threatened by or before any court or governmental authority (a) against or affecting the Partnerships or the Apartments or arising out of the development, construction, financing, operation, leasing, maintenance or management of the Apartments or in connection with any eminent domain proceeding, or (b) that would prevent or hinder the performance by any Seller of its obligations under this Agreement or the completion of the Transaction as contemplated by this Agreement.
     (8) The financial statements of the Partnerships delivered to Buyers pursuant to Section 5(B) of this Agreement are complete and accurate in all material respects.
     (9) No Partnership has any employees;
     (10) Each Partnership has filed or caused to be filed on a timely basis, including any applicable extensions for filing, all tax returns that are or were required to be filed by it and has timely paid all taxes that have become due and payable as taxes imposed on it;
     (11) No Seller has received any written notice claiming or asserting that any of the Apartments have not been operated in conformance with all federal, state and local laws applicable thereto, including land use, zoning and building codes, Environmental Laws, antidiscrimination and fair housing laws, health and safety codes.
     (12) Each Apartment is a “qualified low-income housing project,” each building in the Apartments was a “qualified low-income housing building,” and each residential unit in the Apartments was a “low income unit” (within the meaning of Section 42(g)(l), Section 42(c)(2), and Section 42(i)(3), of the Code respectively). Each Apartment has been operated in material compliance with all regulatory agreements with the State Agencies and each Partnership has complied in all material respects with all applicable state and federal monitoring and reporting requirements with respect to Tax Credits and the Apartments, including, without limitation, all such requirements of the State Agency and of the IRS, whether in regulations, administrative rulings or other promulgations and each Partnership has fully satisfied all other ownership and operating restrictions contained in any restrictive covenants of record, loan agreements, or otherwise, including tenant income and rent restrictions, applicable to the Apartments.
     (13) None of the Sellers’ Earned Tax Credits have been recaptured or challenged by the State Agency or the IRS at the Partnership level.

     (14) There has been no change in the ownership of the Apartments, and each of the Apartments was placed in service by its respective Partnership more than ten (10) years prior to the Effective Date.
     (15) There has been no change in Sellers’ partnership interests, capital and/or profits of 50% or more within a 12-month period in the ten (10) years prior to the Effective Date.
     References herein to the “knowledge” of Sellers shall refer only to the actual knowledge of the Designated Employee and shall not be construed, by imputation or otherwise, to refer to the knowledge of any Seller, TPAMC, or any affiliate of or investment advisor or asset manager to any of them, or any other officer, director, manager, member, employee, agent or representative of any of the foregoing parties, or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.
     (B) The representations and warranties of Sellers expressly set forth in this Agreement shall survive the Closing Date for a period of six (6) months. No claim by Buyers for a breach of any such representation or warranty of Sellers shall be actionable or payable: (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Buyers prior to the end of the Feasibility Period, and (b) unless the valid claims for all such breaches collectively aggregate more than $150,000.00; provided, however, that if such claims aggregate more than $150,000.00, the full amount of such claims shall be actionable and payable, and (c) unless a written claim for a breach of representation or warranty of Sellers shall have been given by Buyers’ Agent to Sellers’ Agent prior to the expiration of six (6) months after the Closing Date. With respect to Buyers’ obligation to make a claim against Sellers, TIME IS OF THE ESSENCE, and if Buyers fails to do so within the forgoing time period, then such failure shall be deemed to be a full, complete and irrevocable waiver and release by Buyers of any right to assert any claim in respect of any matter covered by this Subsection (7). Provided that Buyers complies with the foregoing covenants and requirements, in no event shall Sellers’ total liability under this Section 7 exceed $1,000,000 in the aggregate.
     (C) Disclaimer of Sellers Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 7(A), SELLERS SPECIFICALLY DISCLAIM ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OR MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYERS) WITH RESPECT TO THE PROPERTIES OR THEIR CONDITION, OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTIES, OR THEIR PAST OR FUTURE FINANCIAL PERFORMANCE IN ANY RESPECT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING. THE DISCLAIMERS IN THIS SECTION 7(B), SPECIFICALLY EXTEND TO (1) MATTERS RELATING TO HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS; (2) GEOLOGICAL CONDITIONS, INCLUDING SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND STREAMS AND RESERVOIRS AND OTHER UNDERGROUND WATER CONDITIONS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, EARTHQUAKE FAULTS, AND MATTERS RELATING TO FLOOD PRONE AREAS,

FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARDS; (3) DRAINAGE; (4) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, CONDITIONS OF SOIL FILL, SUSCEPTIBILITY TO LANDSLIDES, AND THE SUFFICIENCY OF ANY UNDERSHORING; (5) ZONING AND SUBDIVISION AND COMPLIANCE WITH ZONING AND SUBDIVISION LAWS; (6) THE VALUE AND PROFIT POTENTIAL OF THE PROPERTIES; (7) DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY AND PHYSICAL CONDITION OF THE PROPERTIES; (8) COMPLIANCE OF THE PROPERTIES WITH ANY LAWS (INCLUDING BUILDING CODES AND SIMILAR LAWS, THE CODE, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE FAIR HOUSING AMENDMENTS ACT OF 1988; AND (9) THE PAST OR FUTURE RECEIPT OF ANY FORM OF SUBSIDY OR INCOME RELATED TO THE PROPERTIES INCLUDING, WITHOUT IMPLIED LIMITATION, THE TAX CREDITS. BUYERS REPRESENT AND WARRANT TO SELLERS THAT BUYERS ARE KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYERS OF REAL ESTATE AND MULTI-FAMILY APARTMENT COMPLEXES IN PARTICULAR. BUYERS ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLERS IN SECTION 7(A), BUYERS HAVE NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY STATEMENT OF SELLERS OR ANY OF ITS AFFILIATES OR INVESTMENT ADVISOR OR ASSET MANAGER OR ANY OFFICER, DIRECTOR, TRUSTEE, AGENT, EMPLOYEE THEREOF OR OTHER PERSON, ACTING OR PURPORTING TO ACT ON BEHALF OF SELLERS OR ANY OF THEIR AFFILIATES. BUYERS ACKNOWLEDGE THAT THEY HAVE CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS AS TO THE CONDITION OF THE PROPERTIES AND ALL MATTERS BEARING UPON THE PROPERTIES AND THE CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTIES AS THEY DEEM NECESSARY TO PROTECT THEIR INTERESTS. BUYERS ARE ACQUIRING THE PROPERTIES “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS. UPON CLOSING DATE, BUYERS WILL ACCEPT THE PROPERTIES SUBJECT TO ADVERSE STRUCTURAL, PHYSICAL, ECONOMIC OR ENVIRONMENTAL CONDITIONS THAT MAY THEN EXIST AND THAT WERE NOT REVEALED BY THE INSPECTIONS AND INVESTIGATIONS CONDUCTED BY BUYERS, AND, PROVIDED THAT SELLERS ARE NOT IN MATERIAL DEFAULT UNDER THIS AGREEMENT AS OF THE CLOSING DATE AND BUYERS HAVE NOT PROVIDED A NOTICE OF MATERIAL DEFAULT TO SELLERS, BUYERS SPECIFICALLY WAIVE AND RELEASE (1) ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY SELLERS) WITH RESPECT TO THE PROPERTIES OR THEIR CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTIES AND (2) ALL RIGHTS, REMEDIES, RECOURSE OR OTHER BASIS FOR RECOVERY (INCLUDING ANY RIGHTS, REMEDIES, RECOURSE OR BASIS FOR RECOVERY BASED ON NEGLIGENCE OR STRICT LIABILITY) THAT BUYERS WOULD OTHERWISE HAVE AGAINST SELLERS OR ANY OF THEIR AFFILIATES, INVESTMENT ADVISORS, ASSET MANAGERS OR OTHER AGENTS, ANY PERSON WHO HOLDS A DIRECT OR INDIRECT OWNERSHIP INTEREST IN SELLERS OR ANY SUCH AFFILIATE OR AGENT AND THE RESPECTIVE

OFFICERS, DIRECTORS, TRUSTEES, AGENTS AND EMPLOYEES OF EACH SUCH PERSON IN RESPECT OF THE CONDITION OF THE PROPERTIES. BUYERS ACKNOWLEDGE AND AGREE THAT THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH IN THIS SECTION 7(C) ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLERS WOULD NOT HAVE AGREED TO COMPLETE THE SALE ON THE TERMS PROVIDED IN THIS AGREEMENT WITHOUT THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH IN THIS SECTION 7(C).
Buyers and Sellers each have separately initialed this provision to indicate its agreement to such waiver.

Sellers:		Buyers:

GP:	/s/ Philip T. Montanus	GP Buyer:	DF

ITC2:	/s/ [ILLEGIBLE]	LP Buyer:	CD

ITC3:	/s/ [ILLEGIBLE]

ITC4:	/s/ [ILLEGIBLE]

SLP:	/s/ [ILLEGIBLE]
     (D) Buyers’ Representations and Warranties. In order to induce Sellers to enter into this Agreement and to complete the Transaction, Buyers represent and warrant to Seller that, as of the Effective Date and the Closing Date:
     (1) GP Buyer is a corporation duly incorporated and validly existing under the laws of the State of Nebraska. LP Buyer is a corporation duly incorporated and validly existing under the laws of the State of Nebraska.
     (2) Each Buyer has the authority to enter into this Agreement, to perform its obligations under this Agreement and to complete the Transaction as contemplated by this Agreement. Each Buyer has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance by such Buyer of its obligations under this Agreement, and the completion of the Transaction as contemplated by this Agreement. This Agreement has been duly executed and delivered by each Buyer and constitutes a valid, binding and enforceable obligation of each Buyer, subject to bankruptcy and other debtor relief laws and principles of equity. The entry into this Agreement by each Buyer, and the performance of such Buyer’s obligations hereunder does not violate the organizational documents of such Buyer or any agreement to which it is a party or any governmental or court order or ruling applicable to such Buyer.
     (3) there is no action, suit, proceeding, or investigation pending or, to the actual knowledge of Buyers, threatened by or before any court or governmental authority that would prevent or hinder the performance by any Buyer of its obligations under this Agreement or the completion of the Transaction as contemplated by this Agreement.
     (4) except for consents, approvals, authorizations and filings disclosed on Schedule 6 hereto (none of which, however, beyond the expiration of the Feasibility Period shall constitute a condition to Buyers’ obligation to close and/or a basis for a refund of the Deposit to Buyers), Buyers are not required to obtain any consent, approval of or authorization from, or to make any filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Agreement, the performance by each Buyer of its obligations under this Agreement, or the completion of the Transaction as contemplated by this Agreement.
     (5) Neither Buyer nor any affiliate of either Buyer (as defined in 24 CFR § 200.215) has been debarred, suspended, or voluntarily excluded from participation in any program of a State government or agency, or has been the subject of a limited denial of participation issued pursuant to 24 CFR Part 24, Subpart G.
     (6) Buyers have not dealt with any broker, agent, finder or similar person or entity in connection with the Transaction, except for the Broker (defined in Section 10 hereof).
     (7) Buyers represents to Sellers that Buyers collectively have available to them unrestricted funds which they may use in their sole discretion to pay the full amount of the Purchase Price and otherwise comply with its other obligations under this Agreement.
     References herein to the “knowledge” of a Buyer shall refer only to the actual knowledge of the officers of the Buyer but shall not be construed, by imputation or otherwise, to refer to the knowledge of any other officer, manager, member, employee, agent or representative of the Burlington Capital Group LLC, America First Tax Exempt Investors, L.P., Atlantic Development LLC or any of their respective affiliates.
8. Tax Credits.
     (A) Sellers’ Earned Tax Credits. Buyers acknowledge that the Partnerships have developed, owned and operated the Apartments as projects intended to generate, and that Sellers have claimed, income tax credits (the “Sellers’ Earned Tax Credits”) under Section 42 (“Section 42”) of the Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations, official Internal Revenue Service (“IRS”) rulings and guidance promulgated thereunder or in connection therewith (collectively, the “Code”). Buyers further acknowledge that the Sellers’ Earned Tax Credits are subject to recapture by the IRS if the Transaction is consummated failing the posting of a recapture bond pursuant to Section 42(j)(6) of the Code. Buyers, as a material inducement for Sellers to transfer the Partnership Interests prior to the expiration of the applicable Compliance Period (as defined below), shall fully comply with all of the terms applicable to Buyers and their successors and assigns and set forth in this Section 8.

     (B) Buyers Tax Credit Program Representations, Warranties and Covenants. In addition to the representations and warranties of Buyers contained elsewhere in this Agreement, each Buyer hereby represents, warrants and covenants to Sellers that during the period commencing upon the Closing Date continuing through the remainder of the compliance period described in Section 42 of the Code with respect to each Apartment (each such period being defined herein as a “Compliance Period”):
     (1) Buyers shall cause such Apartment to be treated as a “qualified low- income housing project,” for each building in the Apartment to be treated as a “qualified low-income housing building,” and for each residential unit in the Apartment to be treated as a “low income unit” (within the meaning of Section 42(g)(l), Section 42(c)(2), and Section 42(i)(3), of the Code respectively), and shall fully comply with all applicable state and federal monitoring and reporting requirements including, without limitation, all such requirements of the State Agency and of the IRS, whether in regulations, administrative rulings or other promulgations. Buyers shall implement procedures to ensure such compliance (the “Compliance Procedures”),and shall continue to satisfy (or cause to be satisfied) all other ownership and operating restrictions contained in any restrictive covenants of record, loan agreements, or otherwise, including tenant income and rent restrictions, applicable to the Apartment for the duration of all time periods applicable thereto;
     (2) Buyers shall continue to operate the Apartment in conformance with all federal, state and local land use, zoning, building, environmental, health and safety codes and all other applicable contractual obligations and other governmental laws and regulations;
     (3) Buyers shall take all actions reasonably necessary to ensure that all appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are available to the Apartment and continue to operate properly for all units in the Apartment;
     (4) Buyers shall operate the Apartment in a manner that complies with the applicable provisions of all federal, state or local laws prohibiting discrimination in housing on the grounds of age, race, color, religion, creed, sex, handicap, familial status or national origin, including any applicable requirements of Title VI of the Civil Rights Act of 1964; the Fair Housing Act of 1968; the Americans with Disabilities Act; the Age Discrimination Act of 1975; and all requirements imposed by or pursuant to the regulations implementing these laws; and
     (5) Buyer shall make timely, accurate and complete submissions of all required reports to the State Agency, to the IRS, and to other governmental agencies, and any other reports required to be delivered with respect to the Apartment (the “Compliance Reports”).
     (C) Tax-Credit Compliance Review. Throughout the Compliance Period relating to an Apartment, and with respect to any Compliance Report relating to any period during such Compliance Period, Buyers’ Agent shall do the following:

          (1) At least ten (10) Business Days prior to the submission of any Compliance Report, deliver a draft of such report to TPAMC for its review. If TPAMC requests a change or amendment to such report then, no later than five (5) Business Days thereafter, any such change TPAMC reasonably requests shall be made; and
          (2) Submit to TPAMC for TPAMC’s review the Buyers’ Compliance Procedures prior to the Closing Date, including any training or educational classes that it will require persons charged with implementing the Compliance Procedures to attend, and on each six (6) month anniversary thereafter, and shall make such changes to the Compliance Procedures and required training as TPAMC reasonably requests.
     (D) Evidence of Post-Closing Compliance. Throughout the Compliance Period relating to an Apartment, and with respect to any filing relating to any period during such Compliance Period, Buyers’ Agent shall cause to be prepared and delivered to Sellers’ Agent the following documentation:
     (1) To the extent that the following can be reasonably expected to result in the recapture of any Tax Credits pursuant to Section 42(j) of the Code with respect to the Apartments, the following shall be supplied within five (5) Business Days of the occurrence of the following:
(i) On the occurrence of any natural disaster and/or widespread damage to the Property having an adverse impact on the physical condition of the Apartment, a report of the extent of the damage to the Apartment, any expected delay in construction or rehabilitation, and the effect such damage might have on the operations or leasing activity of the Apartment;
(ii) On learning of any material violation of any health, safety, building code, or other statute or regulation by Buyers which could reasonably be expected to affect the availability of a unit for rental, a detailed statement describing such matters along with any written notices thereof received by the Buyers from any federal, state, or local government entity;
(iii) On receipt of a notice of any default by the Buyers with respect to any loan secured by the Apartment, a copy of such notice.
(iv) On receipt of any notice of noncompliance by the State Agency, the IRS, or IRS Form 8823, or notice of any IRS proceeding involving the Apartment, a copy of such notice; and
(v) On receipt of any legal proceedings (including, without implied limitation, eminent domain or compliance proceedings) or notices of alleged violations of law, and notices of all actions taken, or proposed to be taken, affecting the Buyers or the Apartment by any governmental or quasi-governmental agency or other person or entity, a copy of any such proceeding.

     (2) Within ten (10) days after receipt by the Buyers, copies of any reports issued by the State Agency or the IRS with respect to the Apartment.
     (3) No later than twenty (20) days prior to its submission to the State Agency or the IRS, copies of all reports and information required by such agency or the IRS with respect to the Apartment, including the annual compliance certification.
     (4) No later than ten (10) Business Days prior to its submission to the IRS, copies of IRS Form 8609-A and Schedule A to Form 8609 completed and executed by the Buyer for each building in the Apartment.
     (E) Procurement of Recapture Bond; Indemnity.
     (1) Buyers covenants that they shall reasonably cooperate with Sellers, including the use of diligent efforts and full cooperation with the underwriter and the surety in connection with the application, including, without limitation, providing financial statements, to obtain on or before the Closing Date, and it shall be a condition to Sellers’ obligation to close this Transaction to so obtain, a surety bond or bonds (individually, or collectively as applicable, the “Recapture Bond”) in an amount, and from an IRS approved surety, acceptable to Sellers’ Agent and in accordance with requirements under Section 42(j)(6) of the Code and related IRS regulations, rulings and procedures, such Recapture Bond to be maintained with respect to each Apartment for a period ending no sooner than 58 months after the last day of the Compliance Period relating to such Apartment (the “Recapture Bond Period”), and to secure for each Seller having taken Sellers’ Earned Tax Credits, the repayment of any recapture of the Sellers’ Earned Tax Credits (and costs associated therewith, including interest and penalties), and to otherwise permit the sale of the Partnership Interests hereunder prior to the expiration of the applicable Compliance Period without a recapture of Tax Credits.
     (2) All arrangements for the issuance of the Recapture Bond shall be made by Sellers’ Agent; provided, however, that the terms and condition of the Recapture Bond shall be acceptable to Buyers’ Agent, in its reasonable discretion. On or prior to the Closing Date, Buyers shall satisfy all of the conditions to the issuance of the Recapture Bond, but for the payment of the premium, which shall be paid by Sellers, including the provision by Buyers and America First Tax Exempt Investors, L.P., subject to review and approval of their respective net worth by the surety and Sellers (the “Additional Indemnitor”) of such guarantees or indemnifications in favor of the surety as is required by the surety. The Recapture Bond shall be available for issuance prior to Closing Date in form and substance satisfactory to Sellers’ Agent in its sole discretion. Sellers’ Agent may elect to have the Recapture Bond issued on the Closing Date, or within the period following the Closing Date as allowed under the Code, and as may be extended by the IRS. Buyers acknowledge that the issuance of the Recapture Bond is of material importance and a condition precedent to Sellers in completing the Transaction.
     (3) Unless the Sellers are in material default hereunder beyond the notice and cure period provided under Section 16(A) below, or a Properties-based event caused by any Seller has occurred between the expiration of the Feasibility Period and the Closing

Date which results in the non-issuance of the Recapture Bond, the failure of Buyers to comply with (E)(1) and (2) above shall be a material default for which the Sellers shall have its remedies under Section 16(B) below.
     (4) Notwithstanding the issuance or the status of the Recapture Bond, Buyers and the Additional Indemnitor (collectively the “Buyer Indemnitors”) hereby agree, jointly and severally, to indemnify and hold Sellers and each of their respective partners, directors, officers, affiliates and agents (collectively, the “Seller Indemnified Parties”) free and harmless from any recapture of any Sellers’ Earned Tax Credits, interest or penalties imposed by the IRS in connection with the recapture of Sellers’ Earned Tax Credits and any other loss, liability or damage, including, without implied limitation, reasonable attorneys’ fees, consultants’ fees, accountants’ fees, court costs and amounts paid in settlement of any claims for recapture of any Sellers’ Earned Tax Credits, or penalties imposed by the IRS in connection with the Sellers’ Earned Tax Credits (collectively, “Recapture Losses”) resulting directly or indirectly from (i) the breach by Buyers of any of the warranties and covenants in this Section 8, or the inaccuracy of any of the representations in this Section 8: (ii) failure of the Buyer to maintain ownership, use and operation of the Properties in accordance with the requirements of the Code and the State Agency and as contemplated under the Tax Credit Documents, including, without implied limitation, the recapture of any Sellers Earned Tax Credits or any penalties imposed by the IRS or the State Agency in connection with the Sellers Earned Tax Credits; or (iii) the cancellation of the Recapture Bond by the surety or the insufficiency of the Recapture Bond to cover the Sellers Indemnified Parties’ costs in connection with recapture of the Sellers Earned Tax Credits. The Buyer Indemnitors acknowledge and agree that, among the Seller Indemnified Parties, a primary beneficiary of the foregoing indemnity are the respective direct and indirect limited partners of the Partnerships and, accordingly, provided that any of the foregoing (i), (ii) or (iii) has occurred, such limited partners shall have the right to enforce the indemnity in their own stead, which enforcement shall not be contested in any manner on account thereof. The Indemnitors shall execute and deliver to the Sellers Indemnified Parties an indemnification in a separate instrument at the Closing Date in the form of Exhibit E hereto.
     (5) GP hereby agrees to indemnify and hold Buyers and the Additional Indemnitor, and each of their respective partners, directors, officers, shareholders, affiliates and agents (collectively, the “Buyer Indemnified Parties”) free and harmless from any Recapture Losses, which for purposes of this subsection (5) shall include any payment made by any Buyer Indemnified Party under or pursuant to any guarantee, indemnity or reimbursement agreement provided to the surety issuing the Recapture Bond, which are not indemnified by Buyer Idemnitors pursuant to Section 8(E)(4) above. GP acknowledges and agrees that any Buyer Indemnified Party, whether or not a party to this Agreement, shall have the right to enforce the foregoing indemnity in its own name and stead and GP will not contest such enforcement on the grounds of lack of privity of contract. The GP Seller shall execute and deliver to the Buyers an indemnification agreement at the Closing Date in the form of Exhibit F hereto.

     (F) Compliance Period Transfer Covenants. Each Buyer covenants that it shall not, and that it shall ensure that its successors and/or assigns shall not, subsequent to the Closing Date and until the expiration of the Compliance Period, transfer or permit the transfer in any manner all or any portion of the Properties (or majority ownership and/or controlling interest in Buyer or its successors and/or assigns) (collectively, or either, a “Transfer”) without the advance written approval of the Sellers’ general partner and any one of the Sellers’ limited partners, which may be withheld in the sole and absolute discretion of any such partner. Each Buyer covenants that so long as the Compliance Period remains in effect, any management agent which is a successor and/or assign of the management agent appointed by Buyers to initially manage the Apartments following the Closing Date hereunder must be experienced in the management of Tax Credit projects similar to the Apartments, and its appointment shall be subject to the advance written consent of Sellers’ Agent, which may be withheld, conditioned or delayed in the sole and absolute discretion of Sellers’ Agent. Notwithstanding any Transfer, Buyers shall remain fully obligated to Sellers under this Section 8. Sellers shall be entitled to record a notice of the Compliance Period Covenants in the appropriate public records following the Closing Date.
     (G) Cancellation of Recapture Bond prior to Bond Recapture Period. Buyers and Sellers acknowledge that the surety issuing the Recapture Bond may retain the right to cancel the Recapture Bond, or any replacement thereto, prior to the end of the Recapture Bond Period. Buyers and Sellers covenant that they shall promptly notify the other party to this Agreement within five (5) days after receipt of notice of such cancellation, and in any event in advance of the effective date of any such cancellation, and, prior to the effective date of such cancellation, shall cooperate, in accordance with the procedures of this Section 8 in obtaining the initial Recapture Bond (with Sellers paying any required premium and the Indemnitors providing any necessary guaranty or indemnity to the surety), in obtaining a replacement Recapture Bond for Sellers’ benefit on terms at least as favorable as those in the cancelled bond and in form and substance satisfactory to Sellers.
     (H) Survival. All of the provisions of this Section 8 shall survive the Closing Date.
9. Casualty, Eminent Domain, Condemnation.
     (A) Notice to Buyers. Sellers’ Agent will notify Buyers’ Agent within five (5) days after receiving notice of, or otherwise becoming aware of, (a) any Casualty Loss (as hereinafter defined) that, if not repaired by the Closing Date, would allow Buyers to terminate their obligation to complete the Transaction with respect to the individual Property which has suffered a Casualty Loss and (b) the commencement of any proceedings for the taking by eminent domain or condemnation of all or any part of any individual Property.
     (B) Casualty Loss. If, prior to the Closing Date, a Property is damaged by fire, windstorm, rioting or other civil disturbance, acts of war, earthquake or other casualty (a “Casualty Loss”) and the cost to repair the related damage is more than $500,000.00, then Buyers’ Agent, at its option, may terminate Buyers’ obligation to complete the Transaction with respect to the Partnership owning the affected Property. If Buyers elect to complete the Transaction notwithstanding a Casualty Loss, or if this Agreement requires Buyers to purchase the Partnership Interest in the Partnership owning the affected Property despite a Casualty Loss, then Sellers will cause the affected Partnership to deliver to Buyers at the Closing Date, through the Closing Date, all insurance proceeds previously received by such Partnership, an amount equal to the deductible under such Partnership’s insurance in respect of the damage and an assignment of such Partnership’s rights with respect to all uncollected insurance proceeds (in either case, net proceeds of rental loss and business interruption insurance allocable to the period through the Closing Date, amounts expended by such Partnership to stabilize or repair the Property and costs incurred by such Partnership in making proof of loss or settling claims with insurers), and Sellers will cooperate with Buyers after the Closing Date in making claim for, and collecting, all available insurance proceeds.
     (C) Eminent Domain; Condemnation. If, prior to the Closing Date, all or a material part of an individual Property is taken by eminent domain or condemned or any proceedings for the taking by eminent domain or condemnation of all or a material part of the affected Property is commenced, then Buyers’ Agent, at its option, may terminate Buyers’ obligation to complete the Transaction with respect to the Partnership owning the affected Property. If Buyers elect to complete the Transaction notwithstanding a taking by eminent domain or proceeding therefor, the affected Partnership will deliver to Buyers at the Closing Date, through the Closing Date, all eminent domain or condemnation proceeds previously received by such Partnership and an assignment of such Partnership’s rights with respect to all uncollected eminent domain or condemnation proceeds (in either case, net of proceeds allocable to loss of use of the Property for the period through the Closing Date and costs incurred by such Partnership in connection with such proceedings) and such documents as Buyers may reasonably request to in connection with any pending eminent domain or condemnation proceedings.
10. Brokerage.
     At or prior to the Closing the Partnerships will pay Marcus & Millichap (“Broker”) a commission in accordance with such Partnership’s agreement with Broker. Subject to the preceding sentence, Sellers and Buyers agree to indemnify and defend the other and hold the other harmless against any claim for a commission, finder’s fee or similar compensation asserted by any person retained by or claiming through the indemnifying party in connection with the Transaction or the execution of this Agreement and all related loss, damage, liability, obligation, claim, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including fees and disbursements of attorneys and other professionals and court costs). All of the provisions of this Section 10 shall survive the delivery of the Closing Date.
11. Closing Costs.
     (A) Closing Costs. At or prior to the Closing:
     (1) Sellers shall pay one-half of any escrow and/or closing fee charged by Escrow Agent and, as applicable, any instruments required to discharge Disapproved Exceptions from record title;
     (2) Buyers shall pay one-half of any escrow and/or closing fee charged by Escrow Agent; the cost for the Title Commitment, the full premium for the Title Policy and any endorsements to the Title Policy required by Buyers; the full cost of a current

Survey; and all other closing costs including, without implied limitation, any costs or taxes in connection with it financing of the Transaction;
     (3) Buyers and Sellers each will pay their own attorneys’ fees. Other costs will be paid by Sellers or Buyers, as applicable, as specified by other provisions of this Agreement; and
     (4) Sellers shall pay the premium for the Recapture Bond.
12. Intentionally omitted.
13. Sellers’ Pre-Closing Obligations.
     (A) Maintenance of Insurance. The Partnerships shall maintain all insurance in effect as of the Effective Date with respect to the Properties (or comparable insurance) until the earlier of the Closing Date or the termination by Buyers or Sellers of their obligations to complete the Transaction.
     (B) Service Contracts and Liens. Until the earlier of the Closing Date or the termination by Buyers or Sellers of their obligations to complete the Transaction, without the consent of Buyers’ Agent, which consent shall not be unreasonably withheld or delayed, Sellers will not allow the Partnerships to (a) enter into any new Service Contract that will be binding upon Buyers or the Properties after the Closing Date, or amend or otherwise modify any existing Service Contract that will not expire prior to the Closing Date, (b) grant, create, or allow the creation of any easement, right-of-way, encumbrance, lien, restriction, condition, assessment or other cloud on title which affects the Properties except for Leases executed in the ordinary course of business, or (c) amend, extend, or otherwise modify the terms of any existing easement, right-of-way, encumbrance, lien, restriction, condition, assessment or other cloud on title which affects the Properties, except for Lease modifications and terminations in the ordinary course of business.
     (C) Continue to Comply with Section 42 Requirements. Sellers shall continue to operate the Apartments so that each is treated as a “qualified low-income housing project,” each building in the Apartments is treated as a “qualified low-income housing building,” and each residential unit in the Apartments is treated as a “low income unit” (within the meaning of Section 42(g)(l), Section 42(c)(2), and Section 42(i)(3), of the Code respectively), and shall continue to fully comply with all applicable state and federal monitoring and reporting requirements including, without limitation, all such requirements of the State Agency and of the IRS, whether in regulations, administrative rulings or other promulgations. Sellers shall continue to satisfy (or cause to be satisfied) all other ownership and operating restrictions contained in any restrictive covenants of record, loan agreements, or otherwise, including tenant income and rent restrictions, applicable to the Apartments during all time periods prior to the Closing Date.
14. Conditions to the Closing Date.
     (A) Sellers’ Conditions to the Closing Date. Sellers’ obligations to close the Transaction shall be contingent upon the satisfaction of the following conditions for their benefit on or before the Closing Date:

(1)	Buyers are not in material default hereunder beyond any applicable notice and cure period pursuant to Section 16(A) below and have performed all of their covenants in this Agreement required to be performed by Buyers upon or before the Closing Date (including without implied imitation, procuring the Recapture Bond); and

(2)	Buyer have arranged for each Partnership to enter into a management agreement with a property manager effective as of the Closing Date with a management agent experienced in the operation of affordable multi-family apartment complexes similar to the Properties and financed in part under Section 42 of the Code, which agent is acceptable to Sellers’ Agent.

(3)	The Recapture Bond is available for issue, or will be available for issue within 30 days of the Closing Date, but for payment of the premium therefor.
     (B) Buyers’ Conditions to the Closing Date. Buyers’ obligations to close the Transaction shall be contingent upon the satisfaction of the following conditions for their benefit on or before the Closing Date:
(1)	Sellers are not in material default hereunder beyond any applicable notice and cure period pursuant to Section 16(A) below and has performed all of their covenants in this Agreement required to be performed by Sellers upon or before the Closing Date; and

(2)	The Title Company is unconditionally (but for payment of the premium) prepared to issue, concurrently with the Closing, (i) an endorsement to “date down” all of the Title Policies, insuring that there are no new liens or other encumbrances affecting any of the Apartments subsequent to the date of the applicable Title Policy, (ii) a “fairway” endorsement to each of the Title Policies, providing that the Title Policy issued with respect to each of the Apartments shall not be terminated or otherwise impaired by reason of the admission of Buyers or the withdrawal of Sellers as a partner in the applicable Partnership, and (iii) a “non-imputation” endorsement to each of the Title Policies, providing that the Title Policy issued with respect to each of the Apartments insures the applicable Partnership against loss or damage sustained by reason of the insurance company denying its liability under the Title Policy by reason of knowledge imputed to the applicable Partnership through Sellers.
     (C) Non-Satisfaction of Condition. Either Buyers’ Agent or Sellers’ Agent may waive in writing the non-satisfaction of a condition which benefits it, or may exercise the rights applicable to it under Section 16 below.
15. The Closing Date.
     (A) Closing Date. Subject to any extension allowed by other provisions of this Agreement, the Closing Date will take place at Noon ninety (90) days after the Effective Date (as may be extended pursuant to this Agreement, the “Closing Date”) at the offices of the Escrow Agent set forth in Section 16(D) below, time being of the essence. Buyers’ Agent may elect to extend the Closing Date for an additional thirty (30) days provided Buyers’ Agent gives written notice of such election to Sellers’ Agent at least five (5) business days prior to the then scheduled Closing Date and deposits with Escrow Agent an additional Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Extension Deposit”). The Extension Deposit shall be non-refundable (except to the extent the Transaction does not close due to the failure of Sellers to satisfy any conditions to Buyers’ obligations at Closing), and will credited against the Purchase Price at the Closing.
     (B) Seller Documents. Prior to the Closing Date, Sellers will deposit with the Escrow Agent the following items (collectively, the “Seller Documents”):
(1)	An assignment of each Seller’s respective Partnership Interests executed by the GP, each ILP and the SLP, as applicable (the “Partnership Assignment”), in the form of Exhibit A hereto or such other form, as may be mutually and reasonably agreeable to Sellers and Buyers;

(2)	An amendment to each of the Partnership Agreements and Certificates of Limited Partnership reflecting the Sellers withdrawal as the general partner and limited partner of each of the Partnerships, and the admission of the Buyers as the general partner and limited partner of each Partnership, in such form, as may be mutually and reasonably agreeable to Sellers and Buyers (collectively, the “Partnership Agreement Amendments”);

(3)	the Recapture Bond;

(4)	an updated rent roll (updated Schedule 3) dated on a date within the month of the Closing Date;

(5)	a copy of the termination of the current property management contract effective as of the Closing Date;

(6)	a closing certificate, executed by each Seller, which reaffirms as of the Closing Date each Seller’s representations, warranties, covenants and indemnity obligations which by the express terms of this Agreement survive the delivery of the Partnership Assignment and the Closing Date, in the form of Exhibit B hereto;

(7)	counterparts of the Transaction closing statement, executed by each Seller, reflecting the Purchase Price and adjustments, pro-rations and credits, if any, cash due from Buyers at the Closing Date and balance of Sellers’ proceeds due upon the Closing Date (the “Sellers’ Proceeds”);

(8)	counterparts of the affidavit as to debts, liens and possession required by the Title Company, in the form of Exhibit D hereto; and

(9)	such documents as the Escrow Agent may sufficiently in advance of the Closing Date reasonably require and as are customary in similar transactions to establish the authority of Sellers to complete the Transaction.
     (C) Buyer Documents; Balance of Purchase Price; Compliance Escrow. Prior to the Closing Date, Buyers will deposit with the Escrow Agent the following items (collectively, the “Buyer’s Deliverables”):
(1)	cash equal to the Purchase Price minus the Deposit (and any Extension Deposit) and increased or decreased by the amount of any items chargeable or any credits due to Buyers under this Agreement;

(2)	an acceptance of the Partnership Assignments;

(3)	an amendment to each of the Partnership Agreements and Certificates of Limited Partnership substituting Buyers for Sellers as the partners of each of the Partnerships;

(4)	a closing certificate, executed by each Buyer, which reaffirms as of the Closing Date each Buyer’s representations, warranties, covenants and indemnity obligations which by the express terms of this Agreement survive the delivery of the Partnership Assignment and the Closing Date, in the form of Exhibit C hereto;

(5)	counterparts of the Transaction closing statement, executed by each Seller, reflecting the Purchase Price and adjustments, pro-rations and credits, if any, Buyers’ cash due at the Closing Date and balance of Sellers’ Proceeds; and

(6)	such documents as the Escrow Agent may sufficiently in advance of the Closing Date reasonably require and as are customary in similar transactions to establish the authority of Buyers to complete the Transaction.
     (D) Delivery. Items required under this Agreement to be delivered into escrow may be done pursuant to the respective escrow instructions of Sellers’ Agent and Buyers’ Agent, subject, however to the terms of this Agreement. If consistent with local custom, Sellers, Buyers and Escrow Agent shall conduct the Closing Date pursuant to a so-called “New York style” closing and Sellers shall deliver to the Escrow Agent, the Title Company and Buyers the Gap Indemnity Agreement to permit the disbursement of Sellers Proceeds prior to recordation of title instruments.
     (E) Return of Documents. Documents and any refundable funds deposited in escrow will be returned to the person who deposited them if the Sellers or Buyers terminate their obligation to complete the Transaction under circumstances permitted by this Agreement.

     (F) The Closing Date. The Escrow Agent will close escrow on the Closing Date if all of the conditions to Buyers’ obligation to purchase the Partnership Interests and Sellers’ obligation to sell the Partnership Interests have been satisfied or waived in writing by the party having the benefit of the condition by (a) paying to Sellers the Sellers’ Proceeds, and (c) delivering, as applicable, no less than two (2) original counterparts of each of the Seller Documents to Buyers and of those of the Buyer Deliverables which are documents to Sellers.
     (G) Contracts, Leases, etc. Simultaneously with the Closing Date, Sellers will deliver to Buyers, outside of the closing escrow, originals or, if originals are not in Sellers’ possession, copies of (a) documents evidencing other permits, licenses, approvals, utility rights, development rights, Tax Credits and similar rights related to the Properties, if any, that are transferred to Buyers, (b) all Leases and all guaranties of Leases, (c) all assignable warranties and guaranties covering all or any part of the Properties that are transferred to Buyers; (d) all assignable Service Contracts; (e) keys to the Properties; (e) any other item or thing included in the Properties and necessary for the operation of the Properties.
     (H) Tenant Notification. Immediately following the Closing Date, Buyers will deliver to the Tenant Notice to each tenant and occupant of the Properties, which the applicable Partnership shall sign along with Buyers, notifying each such tenant or occupant of the new address for payment of rents.
16. Default; Remedies.
     (A) Right to Notice and Cure. Neither party shall be in material default hereunder unless such party (i) has first received a notice from the party claiming the material default specifying it in reasonable detail and (ii) if such material default exists, has not cured the material default within ten (10) days from its receipt of the said notice. The foregoing ten (10) day cure period shall not apply to the time periods established within Section 6 above concerning the determination of Permitted Exceptions and Disapproved Exceptions. If the Closing Date occurs within foregoing cure period, then the Closing Date shall automatically be extended to the first to occur of the next Business Day following (a) notice that the cure has been effected or (b) the expiration of the Cure Period. If no cure has been effected within the said ten (10) day cure period, then the party providing notice of the default may waive the default in writing and proceed to close the Transaction, or exercise the remedies applicable to it in this Section 16.
     (B) Buyers’ Default, Sellers’ Remedies. IF BUYERS FAIL TO PURCHASE THE PARTNERSHIP INTERESTS IN VIOLATION OF THIS AGREEMENT, THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUSTAINED BY SELLERS AS A RESULT OF SUCH FAILURE IS DIFFICULT OR IMPOSSIBLE TO ASCERTAIN AND THAT IN SUCH EVENT SELLERS (PROVIDED THAT SELLERS ARE NOT THEN IN A MATERIAL DEFAULT UNDER THIS AGREEMENT), AS THEIR SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THEIR OBLIGATIONS TO COMPLETE THE TRANSACTION AND, UPON SO DOING, WILL BE ENTITLED TO RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES. BY PLACING THEIR INITIALS BELOW, BUYERS AND SELLERS ACKNOWLEDGE THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION. IT IS AGREED THAT SELLERS SHALL NOT HAVE ANY CAUSE OF ACTION OR CLAIM WHATSOEVER

AGAINST BUYERS BECAUSE OF BUYERS’ FAILURE TO COMPLETE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND SELLERS’ SOLE AND EXCLUSIVE REMEDY SHALL BE THE RECEIPT OF THE ABOVE REFERENCED SUM AS LIQUIDATED DAMAGES.
     Buyers and Sellers each have separately initialed this provision to indicate its agreement thereto.

Sellers:		Buyers:

GP:	/s/ Philip T. Montanus	GP Buyer:	DF

ITC2:	/s/ [ILLEGIBLE]	LP Buyer:	CD

ITC3:	/s/ [ILLEGIBLE]

ITC4:	/s/ [ILLEGIBLE]

SLP:	/s/ [ILLEGIBLE]
     (C) Sellers’ Default, Buyers’ Remedies. If Sellers fail to perform any of their material obligations under this Agreement, then Buyers (provided that Buyers are not then in a material default under this Agreement), as their sole and exclusive remedy, may either (a) terminate their obligations to complete the Transaction, in which case Buyers may recover the Deposit, subject to delivery to Sellers of the Buyers’ Reports, or (b) enforce specific performance of Sellers’ obligations to sell the Partnership Interests pursuant to this Agreement. Buyers hereby expressly waives all remedies for Sellers’ failure in performance (including any right to obtain any damages from Sellers), except for specific performance as provided for in this Section 16(C).
     (D) Cumulative Remedies. Except as otherwise specifically provided in this Agreement, all remedies provided for in this Agreement or available as a matter of law (whether at law, in equity, by statute or otherwise) are cumulative and may be exercised concurrently or consecutively, in such order as a party may elect. Limitations on remedies apply only to the obligations specifically referenced to be limited.
     17. Consequences of Termination.
     (A) If Buyers or Sellers terminate their obligations to complete the Transaction under circumstances permitted by this Agreement, neither Buyers nor Sellers will have any further obligation under this Agreement, except for obligations which by their terms expressly survive the termination of this Agreement. Nothing in this Section 17 is intended to limit the obligations of the Escrow Agent or the provisions of this Agreement dealing with the disposition of funds or documents held in escrow following termination of the obligations of Buyers or Sellers. If Buyers terminate their obligation to complete the Transaction (other than as a consequence of Sellers’ material uncured default), Buyers shall deliver the Buyers’ Reports to Seller with its notice of termination as a condition to receiving the Deposit, failing which the Deposit shall be paid to Sellers on the next Business Day.

18. Miscellaneous.
     (A) Merger. All provisions of this Agreement shall merge into the Partnership Assignments and Partnership Agreement Amendments, and the delivery of the Partnership Assignments and Partnership Agreement Amendments to Buyer shall constitute the full performance of Sellers and Buyers under this Agreement except for the terms of this Agreement applicable to Sellers and Buyers which expressly survive the Closing Date and the delivery of the Partnership Assignments and Partnership Agreement Amendments.
     (B) Interpretation. When the context so requires in this Agreement, words of one gender include one or more other genders, singular words include the plural, and plural words include the singular. Use of the words “include” and “including” are intended as an introduction to illustrative matters and not as a limitation. References in this Agreement to “Sections” are to the numbered subdivisions of this Agreement, unless another document is specifically referenced. The word “party” when used in this Agreement means either Buyers or Sellers unless another meaning is required by the context. The word “person” includes individuals, entities and governmental authorities. The word “governmental authority” is intended to be construed broadly and includes governmental agencies, instrumentalities, bodies, boards, departments and officers and individuals acting in any official capacity. The word “laws” is intended to be construed broadly and includes all codes, statutes, case law, rules, regulations, pronouncements, requirements, orders, directives, decisions, decrees, judgments and formal or informal guidance or interpretations of any court or governmental authority.
     (C) Attorneys’ Fees. If litigation is commenced by Buyers or Sellers against the other party in connection with this Agreement or the Transaction, the party prevailing in the litigation will be entitled to collect from the other party the expense (including reasonable fees and disbursements of attorneys, consultants and other professionals and court costs) incurred in connection with the litigation. Determination of whether a party has prevailed in litigation will be judged against the final settlement offers before trial.
     (D) Notice. Any notice or other communication to any party given under this Agreement will be effective only if in writing delivered to whichever of the following addresses is applicable:

If to any Seller:	Joint Development & Housing Corporation
or Sellers’ Agent	1055 St. Paul Place
Cincinnati, Ohio 45202
Attn: Adam Bortz
Fax: 513-345-6975

In each case,	Chernesky, Heyman & Kress P.L.L.
with a copy to:	10 Courthouse Plaza SW, Suite 1 100
Dayton, Ohio 45402
Attn: Karen R. Adams, Esq.
Fax: 937-463-4947

If to either Buyer or	America First Real Estate Group, LLC
Buyers’ Agent:	c/o The Burlington Capital Group, LLC 1004 Farnam Street
Suite 400
Omaha, Nebraska 68102
Attn: Chad Daffer
Fax: (402) 930-9066

With a copy to:	Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68102
Attn: Steven P. Amen
Fax: (402) 346-1148

If to Escrow Agent:	Chicago Title Insurance Company
One South Main Street, Suite 300
Dayton, Ohio 45402
Attn: William Frapwell, Esq.
Fax: (937) 223-8366
Any notice or other communication will be deemed received only upon delivery to the address provided for in this Section 18(D) or rejection of delivery at such address. Notice may be given by facsimile transmission, and confirmation of transmission generated by the sender’s equipment will be prima facie evidence of receipt. The addressees to which notice is to be given may be changed by written notice in the manner specified in this Section 18(D) and actually received by the addressee.
     (E) Successors and Permitted Assigns. This Agreement will be binding upon and will inure to the benefit of Buyers and Sellers and their respective successors and permitted assigns. Any indemnity in favor of a party also will benefit each person who holds a direct or indirect ownership interest in such party and the respective officers, directors, shareholders, partners, trustees, agents, employees and affiliates of such party and such owners, and all such persons are third-party beneficiaries of this Agreement to the extent of their rights to indemnity under the related provision and may enforce that provision against Buyers or Sellers, as applicable. The Escrow Agent and the Broker are not third-party beneficiaries of this Agreement, nor may the Escrow Agent or the Broker enforce this Agreement or any obligation under this Agreement.
     (F) Headings. The Section headings contained in this Agreement are for convenience of reference only and are not intended to delineate or limit the meaning of any provision of this Agreement or be considered in construing or interpreting the provisions of this Agreement.
     (G) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which, taken together, will constitute one instrument.
     (H) Entire Agreement. This Agreement embodies the entire agreement and understanding between Buyers and Sellers with respect to its subject matter and supersedes all prior agreements and understandings, written and oral, between Buyers and Sellers related to that subject matter. This Agreement and the obligations of the parties under this Agreement may be amended, waived and discharged only by an instrument in writing executed by the party against which enforcement of the amendment, waiver or discharge is sought. Joinder of the Escrow Agent and the Broker will not be necessary to make any amendment, waiver or discharge effective between Buyers and Sellers.
     (I) Severability. The determination that any provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.
     (J) Limited Liability. No limited partner, general partner, shareholder, member, officer, director, employee or agent of any party hereto (including for this purpose the Additional Indemnitor), shall have any personal liability directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with this Agreement and each party hereby waives any and all such claims for personal liability. Furthermore, Buyers shall look solely to Sellers’ interest in the net sales proceeds from the sale of the Partnership Interests following a transfer thereof, for the payment of any claim or for any performance hereunder.
     (K) Assignment. None of the Buyers nor Sellers may assign this or their rights under this Agreement without the prior approval of the other party, which approval may be withheld in such other party’s sole and absolute discretion, except that Buyers may assign without requiring Sellers’ approval their rights to a related or affiliated entity upon certifying to Sellers no later than five (5) days following the expiration of the Feasibility Period: (i) that the assignee is controlled by the assigning Buyer; and (ii) that the assigning Buyer has a majority ownership interest in assignee; and (iii) that assignee and/or the principals or partners or members thereof, as applicable, is experienced in the operation of affordable multi-family apartment complexes similar to the Properties and financed in part under Section 42 of the Code; and (iv) for no monetary consideration; provided, however that if a Buyer makes such a permitted assignment, such Buyer shall, notwithstanding the assignment, remain fully obligated under this Agreement.
     (L) Confidentiality. Buyers and Sellers will treat this Agreement as confidential and will not disclose the existence of this Agreement, the terms of this Agreement or the results of its due diligence under this Agreement without the advance written consent of the other party, except for (i) disclosure only to the extent necessary to allow a party’s employees, representatives, consultants and financiers to perform their duties; (ii) disclosure required by law or by regulators, including in response to a subpoena or similar process or as part of a filing required to be made under securities laws; and (iii) disclosure in connection with litigation to enforce the terms of this Agreement.
     (M) Governing Law. This Agreement will be governed by the laws of the State without giving effect to principles of conflicts of law.
     (N) No Recordation. Neither this Agreement nor any memorandum of the terms hereof shall be recorded or otherwise placed of public record, and any breach of this covenant shall, unless the party not placing same of record is otherwise in default hereunder, entitle the party not placing same of record to pursue its rights and remedies under Section 16 hereof.
     (O) Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 p.m., local time.
     (P) Construction of Ambiguities. The parties acknowledge that each of them has been represented by counsel of their choice in the negotiation of this Agreement and in connection with the negotiation of the other Transaction Documents and that the terms of this Agreement and the other Transaction Documents are the product of such negotiations. Accordingly, the parties agree that this Agreement and the other Transaction Documents shall be construed without regard to any rule or presumption requiring construction against the party causing same to be drafted.
     (Q) Modifications and Amendments of Agreement. This Agreement may not be modified or amended except by a writing executed by the party against whom enforcement of such modification or amendment is sought.
     (R) CONSENT TO JURISDICTION. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM PERTAINING TO OR ARISING OUT OF TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE. THE PROVISIONS OF THIS SUBSECTION SHALL SURVIVE THE CLOSING DATE.
     (S) WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM PERTAINING TO OR ARISING OUT OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE DELIVERY THE CLOSING DATE.
     (T) Liability Among Sellers. Notwithstanding anything to the contrary contained herein, the obligations of the Sellers under this Agreement shall not be joint and several, but instead shall be deemed to be the sole obligations of the GP, and the Purchaser’s sole recourse resulting from the failure of the GP to perform any such Sellers’ obligations shall be limited to the GP; provided, however, that each ILP shall be liable only for the representations, as applicable to it, in Section 7.(A)(1), 7(A)(3) and 7(A)(4) above, and to execute and deliver to the

     Purchaser the documents described in Section 15(B)(1) above as they relate to the transfer of its ILP interest.
Purchaser the documents described in Section 15(B)(1) above as they relate to the transfer of its ILP interest.
     (T) Schedules and Exhibits. The following Schedules and Exhibits are attached to, and fully incorporated in, this Agreement:

Schedule 1:	Legal Description of the Land
Schedule 2:	List of Personalty
Schedule 3:	List of Leases and Guaranties
Schedule 4:	List of Service Contracts
Schedule 5:	List of Actions, Suits, Proceedings, Investigations
Schedule 6:	List of Buyers’ Required Consents, Approvals, Authorizations and Filings
Exhibit A:	Form of Partnership Assignment
Exhibit B:	Form of Sellers’ Closing Certificate
Exhibit C:	Form of Buyers’ Closing Certificate
Exhibit D:	Form of Title Insurance Affidavit
Exhibit E:	Form of Recapture Indemnity Agreement of Buyers
Exhibit F:	Form of Recapture Indemnity Agreement of GP
[signatures begin on the following page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on their respective behalf as of the Effective Date.

GP BUYER:

ATLANTIC DEVELOPMENT GP HOLDING CORP.

5/7, 2007	By:	/s/ Drew Fitch

Date Executed		Drew Fitch, President

LP BUYER:

AMERICA FIRST LP HOLDING CORP.

5/7, 2007	By:	/s/ Chad Daffer

Date Executed		Chad Daffer, President

GP SELLER:

JOINT DEVELOPMENT & HOUSING CORPORATION

MAY 4, 2007	By:	/s/ Philip T. Montanus

Date Executed		Philip T. Montanus, President

LP SELLERS

BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS II, A LIMITED PARTNERSHIP

By West Cedar II Limited Partnership, its general partner

By West Cedar Managing, Inc., its general partner

May 3, 2007	By:	/s/ Jeffrey D. Rahn

Date Executed		Jeffrey D. Rahn, Vice President

BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS III, A LIMITED PARTNERSHIP

By West Cedar III Limited Partnership, its general partner

By West Cedar Managing, Inc., its general partner

May 3, 2007	By:	/s/ Jeffrey D. Rahn

Date Executed		Jeffrey D. Rahn, Vice President

BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS IV, A LIMITED PARTNERSHIP

By West Cedar IV Limited Partnership, its general partner

By West Cedar Managing, Inc., its general partner

May 3, 2007	By:	/s/ Jeffrey D. Rahn

Date Executed		Jeffrey D. Rahn, Vice President

SLP, INC.

May 3, 2007	By:	/s/ Jeffrey D. Rahn

Date Executed		Jeffry D. Rahn, Vice President

JOINDER BY BUYERS’ AGENT, ONLY AS TO ITS OBLIGATIONS HEREUNDER

AMERICA FIRST REAL ESTATE GROUP, LLC

5/7, 2007	By:	/s/ Mark A. Hiatt

Date Executed		Mark A. Hiatt, President

JOINDER BY ADDITIONAL INDEMNITOR, ONLY AS TO ITS OBLIGATIONS UNDER SECTION 8(E)(4):

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By America First Capital Associates Limited Partnership Two, its general partner

By The Burlington Capital Group, LLC, its general partner

5/7, 2007	By:	/s/ Lisa Roskens

Date Executed		Lisa Roskens, President

JOINDER BY ESCROW AGENT, ONLY AS TO ITS OBLIGATIONS HEREUNDER:

CHICAGO TITLE INSURANCE COMPANY

MAY 8, 2007	By:	/s/ William H. Frapwell

Date Executed	Name:	WILLIAM H. FRAPWELL
	Title:	ATTORNEY

Schedule 1
Parcel I - Crescent Village Townhomes
     Situated and being in Section 2, Town 2, Range 2, Union Township, Butler County, Ohio, and being a 9.258 acre tract of land and being more particularly described as follows:
     Begin at a point found by measuring from the southeast corner of said Section 2, along the south section line, said line also being the centerline of Crescentville Road, North 85°23’15” West, 333.73 feet; thence leaving said section and centerline, North 4°36’45” East, 70.00 feet to a point in the northerly right-of-way line for Crescentville Road, said point being the TRUE POINT OF BEGINNING;
thencefrom the point of beginning thus found, and along said northerly right-of-way,
North 85°23’15” West, 327.56 feet;
thenceleaving said right-of-way, North 4°36’45” East, 1087.68 feet;
thenceSouth 85°23’15” East, 566.53 feet to a point in the easterly line of said section;
thencealong said easterly section line, South 0°04’00” East, 191.02 feet;
thenceleaving said easterly section line, North 85°23’15” West, 254.55 feet;
thenceSouth 4°36’45” West, 897.29 feet to the point of beginning; containing 9.258 acres of land and being subject to all easements of record.

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Parcel II – Eagle Ridge Apartments
Being located in the City of Erlanger, Kenton County, Kentucky, on the West side of Riggs Avenue and South of 1-275 and being more particularly described as follows:
Beginning at an iron pin located in the Northern right-of-way of Riggs Avenue at a point of curvature, said pin is located approximately 25 feet North of the centerline of Riggs Avenue and 175 feet East of the centerline of Silverlake Avenue; thence South 49°30’00” West, 26.11 feet to a point; thence North 40°30’00” West, 5.00 feet to a point on the Northern right-of-way of Riggs Avenue, 30 feet from said centerline, said point also being the TRUE POINT OF BEGINNING.
From said Point of Beginning, North 40°30’00” West, 22.51 feet; Thence North 17°42’41” West, 58.01 feet;
Thence on a concave curve to the right, having a radius of 125.50 feet, arc length 45.45 feet, said curve being subtended by a chord bearing North 08°52’31” East, 45.20 feet;
Thence North 19°15’00” East, 87.00 feet;
Thence on a concave curve to the left having a radius of 74.50 feet, arc length 39.01 feet, said curve being subtended by a chord bearing North 04°15’00” East, 38.56 feet;
Thence North 10°45’00” West, 91.74 feet;
Thence South 82°01’18” West, 81.87 feet to a found iron pin;
Thence South 76°26’18 West, 97.51 feet to a found iron pin;
Thence South 64°41’18” West, 463.65 feet to a found iron pin;
Thence South 41°18’42” East, 86.66 feet;
Thence South 48°41’18” West, 69.01 feet;
Thence North 80°59’00” West, 174.54 feet;
Thence North 48°27’00” East, 160.52 feet;
Thence North 40°46’42” West, 265.02 feet;
Thence North 41°42’00” West, 229.09 feet;
Thence North 81°42’04” East, 459.19 feet;
Thence North 84°18’36” East, 397.26 feet;
Thence South 84°08’05” East, 390.67 feet to a found concrete monument;

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Thence South 21°01’49” East, 149.25 feet;
Thence South 63°56’18” West, 138.44 feet to an iron pin;
Thence South 82°01’18” West, 164.05 feet;
Thence South 10°45’00” East, 89.90 feet;
Thence on a concave curve to the right, having a radius of 112.50 feet, arc length 58.90 feet, said curve being subtended by a chord bearing South 04°15’00” West, 58.23 feet;
Thence South 19°15’00” West, 87.00 feet;
Thence on a concave curve to the left, having a radius of 87.50 feet, arc length 31.69 feet, said curve being subtended by a chord bearing South 08°52’31” West, 31.52 feet;
Thence South 38°18’43” East, 53.11 feet to a point on the Northern right-of-way of Riggs Avenue;
Thence with said right-of-way on a concave curve to the left, having a radius of 286.19 feet, arc length 23.89 feet, said curve being subtended by a chord bearing South 51°53’29” West, 23.88 feet;
Thence South 49°30’00” West, 26.11 feet to the POINT OF BEGINNING, containing 8.8910 acres of land.
The above description was prepared by Jay F. Bayer, Registered Land Surveyor No. 2916 in the State of Kentucky, November 1992.

3

Parcel III – Meadow Apartments
Being situated in Campbell County, Commonwealth of Kentucky, and being the Easterly portion of the 27 acre tract of land inherited by Charles J. Herbst and George P. Herbst by will of Phillip Herbst, said will being recorded in Will Book 17, Page 48, of the Records of the Campbell County Clerk in Newport, Ky. said remaining parcel being more particularly described as follows:
Beginning at a recovered concrete right-of-way marker in the relocated Johns Hill Road right-of-way, said marker being located at Centerline Station 39+93, 83 feet left, as shown on the State Highway Plans;
Thence along the relocated Johns Hill Road right-of-way S 73-14-32 E, a distance of 421.76 feet to a recovered right-of-way marker located at Centerline Station 36+00, 65 feet left;
Thence along the limits of the Johns Hill Road reconstruction N 8-00-56 E, a distance of 45.00 feet to an iron pin set in the Johns Hill Road right-of-way said point being located 2020.00 feet from Centerline Station 36+00;
Thence along the right-of-way S 81-59-04 E, a distance of 212.48 feet to an iron pin set at the most Easterly property corner;
Thence leaving Johns Hill Road right-of-way along the Southerly property line S 49-00-46 W, a distance of 1,270.64 feet to an iron pin set in the fence line at the Southernmost corner of the property;
Thence with the fence line located along the Southwesterly property line N 36-28-55 W, a distance of 496.84 feet to an iron pin set in the fence line at the Northwesterly properly corner;
Thence along the Northerly property line N 48-22-53 E, a distance of 830.32 feet to a pin set at the Northerly property corner, said pin being located in the relocated right-of-way of Johns Hill Road;
Thence along the right-of-way S 50-42-53 E, a distance of 17.18 feet to the point of beginning.
Said parcel containing 11.75 acres.
Subject to easements, restrictions, covenants and agreements of record; legal highways; and zoning regulations

4

Parcel IV – Post Woods and Parcel V – Post Woods II
     Situate in the County of Franklin, State of Ohio, City of Reynoldsburg and being located in Half Section 1 , Township 12, Range 21 , Refugee Lands and bounded and described as follows
Beginning at an iron pin in the southerly right-of-way line of Daugherty Drive at the northwesterly corner of Reserve C of Indian Creek Section No. 2 of record in Plat Book 65, Page 72;
     thence along the westerly line of the said Reserve C, South 1° 05’ 50” West, 267.98 feet to an iron pin at the southwesterly corner of said Reserve C;
     thence along the northerly line of the Gary W. James 13.633 acre tract of record in Official Record 11251F02, South 89° 46’ 49” West, 692.44 feet to a stone;
     thence along the westerly line of the said James 13.633 acre tract, South 0° 00’ 25” West, 930.87 feet to an iron pin at the southwesterly corner of the said James 13.633 acre tract;
     thence along the northerly line of Treebourne of record in Plat Book 51, Page 78, North 89° 47’ 25” West, 422.44 feet to a stone at the northwesterly corner of said Treebourne thence along the easterly line of the City of Reynoldsburg 46.542 acre tract of record in Official Record 247H20, North 0° 11’ 40” East, 1295.05 feet to an iron pin;
     thence along the southerly right-of-way line of the said Daugherty Drive, south 89° 48’ 20” East, 666.55 feet to an iron pin at a point of curvature of a curve to the right;
     thence continuing along said right-of-way line and being the arc of said curve to the right (Radius = 570 feet, Delta = 22° 30’ 35”), a chord bearing and distance of South 78° 33’ 02” East, 222.50 feet to a iron pin at a point of reverse curvature;
     thence continuing along said right-of-way line and being an arc of a curve to the left (Radius = 630 feet, Delta = 21° 36’ 25”), a chord bearing and distance of South 78° 05’ 58” East, 236.18 feet to the place of beginning and containing 17.805 acres, more or less.
     Subject, however, to all legal rights-of-way and/or easements, if any, of previous record.
     The bearing system on this description is based on the same meridian as Indian Creek Section No. 2 of record in Plat Book 65, Page 72.

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Parcel VI – Willow Bend Townhomes
     Situate in the State of Ohio, County of Franklin, City of Columbus, being located in Virginia Military Survey No. 6641 and being part of that tract of land conveyed to John J. Chester, David B. Roth Richard J. Solove and Bank One of Columbus N.A., Trustee, by deed of record in Official Record 2584H12, all references being to records in the Recorder’s Office, Franklin County, Ohio and bounded and described as follows:
     Beginning at an angle point in the northerly right-of-way line of Renner Road, the westerly line of said John J. Chester, et al (4) tract, the easterly line of the 2.00 acre tract, conveyed to John P. and Helen K. Neff, by deed of record in Deed Book 2006, Page 493, said point also being the northwesterly corner of the 1.725 acre tract conveyed to The City of Columbus by deed of record in Official Record 15104D16;
     thence North 0° 19’ 17” East, along said easterly line of the John P. and Helen K. Neff 2.00 acre tract, a distance of 400.84 feet to the northeasterly corner of said tract;
     thence North 86° 16’ 03” West, along the northerly line of said 2.00 acre tract, a distance of 197.57 feet to the northwesterly corner of said tract and being in the easterly line of “SWEETWATER ESTATES SECTION ONE”, as the plat of same is of record in Plat Book 67, Page 94;
     thence North 0° 35’ 47” East, along said easterly line of “SWEETWATER ESTATES SECTION ONE”, a distance of 184.97 feet to a point;
     thence South 86° 16’ 03” East, a distance of 51.33 feet to a point of curvature of a curve to the left;
     thence along the arc of said curve (Delta = 6° 06’ 41”, Radius = 475.00 feet), a chord bearing and distance of South 89° 19’ 22” East, 50.64 feet to a point of tangency;
     thence North 87° 37’ 16” East, a distance of 77.44 feet to a point of curvature of a curve to the right:
     thence along the arc of said curve (Delta 6° 06’ 41”, Radius = 525.00 feet), a chord bearing and distance of South 89° 19’ 23” East, 55.97 feet to a point of tangency;
thence South 86° 16’ 03” East, 535.23 feet to a point;
     thence South 3° 43’ 57” West, a distance of 598.75 feet to a point in the northerly right-of-way line of Renner Road;
     thence North 86° 16’ 03” West, along said right-of-way line of Renner Road (being 40 feet northerly, as measured at right angles to the centerline of Renner Road), a distance of 538.47 feet to the place of beginning, containing 8.500 acres, more or less. Bearings contained herein are based on the same meridian as bearings in deed of record in Official Record 2584H12.

6

Schedule 2
List of Personalty

1

Schedule 3
List of Leases and Guaranties*

*	If any guaranties of Leases.

1

Schedule 4
List of Service Contracts

1

Schedule 5
Actions, Suits, Proceedings, Investigations
Board of Revision Complaint Against the Valuation of Real Properties, Franklin County Board of Revisions, Case No.                      .

1

Schedule 6
Buyers’ Required Consents, Approvals, Authorizations, and Filings
1. State Agency consent as set forth in Section 6(A).
2. [Existing lender consent is not needed since debt will be paid at Closing.]
3. If any of the real estate is leased under a ground lease, or the title documents otherwise indicate the consent of third parties is required, the consent of such ground lessor(s) or other third parties.

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Exhibit A
PARTNERSHIP ASSIGNMENT
ASSIGNMENT
     Pursuant to Article                      of the Amended and Restated Partnership Agreement of                                         , an Ohio limited partnership (the “Partnership”), the undersigned hereby assigns to                      , (“Assignee”) all of its right, title and interest as a general partner in the Partnership.

JOINT DEVELOPMENT & HOUSING CORPORATION
By:
Philip T. Montanus, President

Dated as of
ACCEPTANCE OF ASSIGNMENT
     Pursuant to the terms of Article ______ of the Amended and Restated Partnership Agreement of the Partnership (the “Agreement”), the undersigned hereby accepts the foregoing Assignment and agrees to be bound by all of the terms of the Agreement.

[NAME OF GP BUYER]
By:
Drew Fitch, President

Dated as of

[modify as necessary to assign LP interests]

1

Exhibit B
SELLERS’ CLOSING CERTIFICATE
To: [Name of Buyers]
     This Certificate is being delivered in connection with that certain Purchase and Sale Agreement, dated as of                      , 2007 (the “Purchase and Sale Agreement”), between                      , a                                                             , as Sellers (“Sellers”), and                      , a                                          , as buyers (“Buyers”), with respect to the Partnership Interests in [Name of Partnerships], each an Ohio limited partnership.
     Sellers hereby certify, pursuant to Section                      of the Agreement, that the representations and warranties of Sellers contained in Section 7 of the Agreement are true and correct in all material respects as of the date hereof.
     This Certificate incorporates by reference the provisions of Section                      of the Agreement as if fully set forth herein.
     The undersigned certifies that (he) (she) is an authorized signatory of Sellers and that as such is authorized to execute this Certificate on behalf of Sellers.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the                      day of                     , 2007.

SELLERS: JOINT DEVELOPMENT & HOUSING CORPORATION
By:
Philip T. Montanus, President

BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS II, A LIMITED PARTNERSHIP By West Cedar II Limited Partnership, its general partner By West Cedar Managing, Inc., its general partner

, 2007	By:
Date Executed		Jeffrey D. Rahn, Vice President

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BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS III, A LIMITED PARTNERSHIP By West Cedar III Limited Partnership, its general partner By West Cedar Managing, Inc., its general partner
By:
Jeffrey D. Rahn, Vice President

BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS IV, A LIMITED PARTNERSHIP By West Cedar IV Limited Partnership, its general partner By West Cedar Managing, Inc., its general partner
By:
Jeffrey D. Rahn, Vice President

SLP, INC.
By:
Jeffrey D. Rahn, Authorized Signer

2

Exhibit C
BUYERS’ CLOSING CERTIFICATE
To: [Name of Sellers]
     This Certificate is being delivered in connection with that certain Purchase and Sale Agreement, dated as of                       , 2007 (the “Purchase and Sale Agreement”), between                                          , a                                                             , as Sellers (“Sellers”), and                                          , a                                                             , as buyers (“Buyers”), with respect to the Partnership Interests in [Name of Partnerships], each an Ohio limited partnership.
     Buyers hereby certify, pursuant to Section _________ of the Agreement, that the representations and warranties of Buyers contained in Section 7 of the Agreement are true and correct in all material respects as of the date hereof.
     This Certificate incorporates by reference the provisions of Section ______ of the Agreement as if fully set forth herein.
     The undersigned certifies that (he) (she) is an authorized signatory of Buyers and that as such is authorized to execute this Certificate on behalf of Buyers.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the ______ day of _______, 2007.

BUYERS: ATLANTIC DEVELOPMENT GP HOLDING CORP.
By:
Drew Fitch, President

AMERICA FIRST LP HOLDING CORP.
By:
Chad Daffer, President

1

Exhibit D
AFFIDAVIT

County of
     I,                                                                 of                                                                   (the “Undersigned”) being duly sworn, depose and say as follows:
1.	The undersigned is the Owner of certain premises known as , in the City of , County of , and the State of ______ and being more particularly described in Exhibit A attached hereto and made a part hereof.
2.	There is no person, firm or corporation to whom debt is due for labor, services or materials in connection with the construction or repair if any building or improvements on the herein-described premises, during the preceding seventy-five (75) days, which could give rise to a mechanic’s lien except for:
NONE
3.	There are no present tenants, lessees, or other parties in possession of said premises, except (if none, state “none”) except as set forth on the rent roll attached as Exhibit B hereto and made a part hereof.

The undersigned make this affidavit for the purposes of inducing third parties to purchase or lease the premises, and/or for the purpose of inducing third party lenders to grant a mortgage on said premises, and for the purpose of inducing the Company to issue a policy (policies) of title insurance.

Subscribed and sworn to before me, this day of , 200

Notary Public
My           Commission           Expires:

1

Exhibit E
RECAPTURE INDEMNITY AGREEMENT OF BUYERS
     THIS RECAPTURE INDEMNITY AGREEMENT (“Agreement”) is made as of this             day of                     , 2007, by Atlantic Development GP Holding Corp., a Nebraska corporation, America First LP Holding Corp., a Nebraska corporation and America First Tax Exempt Investors, L.P., a Delaware limited partnership, (collectively, “Indemnitors”) in favor of Joint Development & Housing Corporation, an Ohio corporation (“GP”), the general partner of each of the Partnerships, Boston Financial Institutional Tax Credits II, A Limited Partnership, a Massachusetts limited partnership (“ITC2”), in its capacity as the Investor Limited Partner of the Meadowbrook Partnership and the Willow Partnership, Boston Financial Institutional Tax Credits III, A Limited Partnership, a Massachusetts limited partnership (“ITC3”), in its capacity as the Investor Limited Partner of the Crescent Partnership, the Eagle Partnership and the PW1 Partnership, Boston Financial Institutional Tax Credits IV, A Limited Partnership, a Massachusetts limited partnership (“ITC4”; ITC2, ITC3 and ITC4 are sometimes hereinafter collectively referred to as the “ILPs”), in its capacity as the Investor Limited Partner of the PW2 Partnership, and SLP, INC., a Massachusetts corporation (the “SLP”), in its capacity as the Special Limited Partner of the Crescent Village Partnership, the Eagle Partnership, the Meadowbrook Partnership, the PW1 Partnership, the PW2 Partnership and the Willow Partnership (the GP, the ILPs and the SLP are collectively referred to herein as the “Partners” or “Indemnitee”).
Recitals
     A. The Partners are the partners in the Partnerships.
     B. The Partners are the Sellers under that certain Purchase and Sale Agreement dated as of                                          , 2007 (the “Purchase Agreement”), and the Indemnitors are the Buyer and Additional Indemnitor as defined in the Purchase Agreement.
     C. Pursuant to the Purchase Agreement, the Indemnitors shall execute and deliver this Agreement on the Closing Date (as defined in the Purchase Agreement).
     NOW THEREFORE, in consideration of the mutual promises and covenants contained in the Purchase and Sale Agreement, the Indemnitors, intending to be legally bound, agree as follows:
Agreement
     1. INDEMNITY. The Indemnitors hereby agree, jointly and severally, to indemnify and hold the Indemnitee and the owners, partners, officers and directors thereof, and their respective affiliates and agents (collectively, the “Indemnified Parties”), free and harmless from any recapture of any Sellers Earned Tax Credits, interest or penalties imposed by the Internal Revenue Service (the “IRS”) in connection with the recapture of Sellers’ Earned Tax Credits,

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and any other loss, liability or damage, including, without implied limitation, reasonable attorneys’ fees, consultants’ fees, accountants’ fees, court costs, amounts paid in settlement of any claims, for recapture of any Sellers’ Earned Tax Credits, or penalties imposed by the IRS in connection with the Sellers’ Earned Tax Credits, resulting directly or indirectly from , or in any way connected with (i) the breach by Buyers of any of the warranties or covenants or inaccuracy of any of the representations expressly made by Buyers in Section 8 the Purchase Agreement, (ii) failure of Buyers to maintain ownership, use and operation of the Properties in accordance with the requirements of the Code and the State Agency and as contemplated under the Tax Credit Documents, including, without implied limitation, the recapture of any Sellers Earned Tax Credits or any penalties imposed by the IRS or the State Agency in connection with the Sellers Earned Tax Credits; or (iii) the cancellation of the recapture bond by the surety or the insufficiency of the Recapture Bond to cover the Sellers Indemnified Parties’ costs in connection with recapture of the Sellers Earned Tax Credits. The Indemnitors acknowledge and agree that, among the Seller Indemnified Parties, the primary beneficiaries of the foregoing indemnity are the respective direct and indirect limited partners of the Partnerships and, accordingly, provided than any of the foregoing (i), (ii) or (iii) has occurred, such limited partners shall have the right to enforce the indemnity in their own stead, which enforcement shall not be contested in any manner on account thereof.
     2. NET WORTH COVENANT. At all times while this Agreement is in effect, the parties comprising the Indemnitors shall maintain a collective net worth of not less than $                     , of which $                      shall be in liquid assets, which is ten times the estimated amount of recapture tax liability and related costs as of the date hereof.
     3. GENERAL PROVISIONS.
          3.1 Binding Effect. This Agreement shall be binding upon the Indemnitors and their successors, assigns, and personal representatives. The Indemnitor acknowledges and agrees that the partners of the Indemnitee shall be deemed to be third party beneficiaries of this Agreement.
          3.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.
          3.3 Attorney’s Fees. The prevailing party in any dispute, regardless of whether litigation is commenced, shall recover its reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
          3.4 Waiver. The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by that party. No waiver shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought.

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          3.5 Severability. If for any reason any portion of this Agreement shall be held to be invalid or unenforceable, the holding of invalidity or unenforceability of that portion shall not effect any other portion of this Agreement and the remaining portions of this Agreement shall remain in full force and effect.
          3.6 Defined Terms. Any term used but not defined herein shall have the meaning ascribed to it in the Purchase Agreement.
          3.7 Joint and Several Liability. Each of the Indemnitors shall be jointly and severally liable hereunder.
          3.8 Conflict. In the event of any conflict between the terms of Section 8 of the Purchase Agreement, all of which expressly survive the delivery of the Deed and the Closing Date (as those terms are defined in the Purchase Agreement), and this Agreement, then the terms of the Purchase Agreement shall control.
     IN WITNESS WHEREOF, Indemnitors and Indemnitee have executed and delivered this Agreement as of the day and year first above written.

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INDEMNITORS: ATLANTIC DEVELOPMENT GP HOLDING CORP.
By:
Chad Daffer, President

AMERICA FIRST LP HOLDING CORP.
By:
Chad Daffer, President

AMERICA FIRST TAX EXEMPT INVESTORS, L.P. By America First Capital Associates Limited Partnership Two, its general partner By The Burlington Capital Group, LLC, its general partner

By:
Lisa Y. Roskens, President

INDEMNITEES: JOINT DEVELOPMENT & HOUSING CORPORATION
, 2007	By:
Date Executed	Name:
Title:

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BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS II, A LIMITED PARTNERSHIP
By:	West Cedar II Limited Partnership,
its General Partner
	By:	West Cedar Managing, Inc.,
its General Partner

, 2007	By:
Date Executed		Jeffrey D. Rahn
Vice President

BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS III, A LIMITED PARTNERSHIP

By:	West Cedar III Limited Partnership, its General Partner

	By:	West Cedar Managing, Inc., its General Partner
, 2007 Date Executed
By:

Jeffrey D. Rahn Vice President

BOSTON FINANCIAL INSTITUTIONAL TAX CREDITS IV, A LIMITED PARTNERSHIP

By:	West Cedar IV Limited Partnership, its General Partner

	By:	West Cedar Managing, Inc.,
its General Partner
, 2007 Date Executed
By:

Jeffrey D. Rahn
Vice President

SLP, INC.
, 2007
Date Executed	By:

Jeffrey D. Rahn
Authorized Signer

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Exhibit F
RECAPTURE INDEMNITY AGREEMENT OF GP
(                     Apartments)
     THIS RECAPTURE INDEMNITY AGREEMENT (“Agreement”) is made as of this _______ day of                     , 2007, by Joint Development & Housing Corporation, an Ohio corporation (“Indemnitor”) in favor of Atlantic Development GP Holding Corp., a Nebraska corporation (“GP Buyer”), America First LP Holding Corp., a Nebraska corporation (“LP Buyer”) and America First Tax Exempt Investors, L.P., a Delaware limited partnership (“Additional Indemnitee”) (collectively referred to herein as “Indemnitees”).
Recitals
     A. Indemnitor is the former general partner of six Ohio limited partnerships known as Crescent Village Townhomes Limited Partnership, Eagle Ridge Townhomes Limited Partnership, Meadowbrook Apartments Limited Partnership, Post Wood Townhomes Limited Partnership, Post Wood Townhomes II Limited Partnership and Willow Bend Townhomes Limited Partnership (collectively, the “Partnerships”) having sold its general partner interest in each of the Partnership to GP Buyer pursuant to that certain Purchase and Sale Agreement dated as of _______, 2007 (the “Purchase Agreement”) and having taken such steps as are necessary to admit GP Buyer as the sole general partner of each of the Partnerships;
     B. Under the terms of the Purchase Agreement, LP Buyer acquired all of the limited partnership interests of the various limited partners of the Partnerships and has been admitted as the sole limited partner of each of the Partnerships;
     C. Under the terms of the Purchase Agreement, and a separate Recapture Indemnity Agreement of Buyers, dated as of the date hereof, each of the Indemnitees have agreed, on a joint and several basis, to provide certain indemnification to GP, the former limited partners of each of the Partnerships and certain of their respective affiliates, with respect to liabilities arising from or in connection with the recapture of certain federal income tax credits provided under Section 42 of the Internal Revenue Code with respect to the apartment complexes owned by the Partnerships which liabilities arise out of, among other things, the failure of Indemnitees to own, use and operate such apartment complexes in a manner consistent with Section 42 and have, in addition, provided a bond against such liability from an unaffiliated surety company (the “Bond”).
     D. The Purchase Agreement further provides, however, that GP shall execute and deliver this Agreement on the Closing Date (as defined in the Purchase Agreement) to provide indemnity to the Indemnitees in the event they incur liability to the surety company providing the Bond or otherwise with respect to recapture liability relating to the Partnerships which is incurred for reasons other than those for which Indemnitees are providing indemnification under the Recapture Indemnity Agreement of Buyers and the Purchase Agreement.

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     NOW THEREFORE, in consideration of the mutual promises and covenants contained in the Purchase and Sale Agreement, the Indemnitor, intending to be legally bound, agrees as follows:
Agreement
     1. INDEMNITY. The Indemnitor hereby agrees to indemnify and hold each of the Indemnitees, and each of their respective partners, directors, officers, shareholders, affiliates and agents (collectively, the “Indemnified Parties”) free and harmless from any Recapture Losses (as defined in the Purchase Agreement), which for purposes hereof shall include any payment made by any Indemnified Party under or pursuant to any guarantee, indemnity or reimbursement agreement provided to any surety issuing the Bond or any substitute or replacement therefore required under the provisions of the Purchase Agreement, which Indemnitor is not indemnified against by the Indemnitees pursuant to Section 8(E)(4) of the Purchase Agreement and the Recapture Indemnity Agreement of Buyers. The Indemnitor acknowledges and agrees that any Indemnified Party, whether or not a party to this Agreement, shall have the right to enforce the foregoing indemnity in its own name and stead and Indemnitor will not contest such enforcement on the grounds of lack of privity of contract.
     2. GENERAL PROVISIONS.
     2.1 Binding Effect. This Agreement shall be binding upon the Indemnitor and its successors, assigns, and personal representatives. The Indemnitor acknowledges and agrees that all Indemnified Parties shall be deemed to be third party beneficiaries of this Agreement.
     2.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.
     2.3 Attorney’s Fees. The prevailing party in any dispute, regardless of whether litigation is commenced, shall recover its reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
     2.4 Waiver. The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by that party. No waiver shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought.
     2.5 Severability. If for any reason any portion of this Agreement shall be held to be invalid or unenforceable, the holding of invalidity or unenforceability of that portion shall not effect any other portion of this Agreement and the remaining portions of this Agreement shall remain in full force and effect.
     2.6 Defined Terms. Any term used but not defined herein shall have the meaning ascribed to it in the Purchase Agreement.
     2.7 Conflict. In the event of any conflict between the terms of Section 8 of the Purchase Agreement, all of which expressly survive the delivery of the Deed and the Closing

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Date (as those terms are defined in the Purchase Agreement), and this Agreement, then the terms of the Purchase Agreement shall control.
     IN WITNESS WHEREOF, Indemnitor and Indemnitees have executed and delivered this Agreement as of the day and year first above written.

INDEMNITOR: JOINT DEVELOPMENT & HOUSING CORPORATION
, 2007	By:
Date Executed	Name:
Title:

INDEMNITEES: ATLANTIC DEVELOPMENT GP HOLDING CORP.
By:
Chad Daffer, President

AMERICA FIRST LP HOLDING CORP.
By:
Chad Daffer, President

AMERICA FIRST TAX EXEMPT INVESTORS, L.P. By America First Capital Associates Limited Partnership Two, its general partner By The Burlington Capital Group, LLC, its general partner
By:
Lisa Y. Roskens, President

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